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                                                                    Exhibit 10.1


                              HALSEY DRUG CO., INC.
                                   $20,800,000
                     5% CONVERTIBLE SENIOR SECURED DEBENTURE
                               DUE MARCH 15, 2003
                              WARRANTS TO PURCHASE
                SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE

                              HALSEY DRUG CO., INC.
                    DEBENTURE AND WARRANT PURCHASE AGREEMENT

                           DATED AS OF MARCH 10, 1998
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                                                                  March 10, 1998

To the Purchaser(s) Set Forth on Exhibit A hereto:

         HALSEY DRUG CO., INC., a New York corporation (the "Company"), agrees with you as follows:

                                    ARTICLE I

            AUTHORIZATION OF THE SECURITIES; ADJUSTMENT OF CONVERSION
                            PRICE AND WARRANT PRICES

         1.1. Authorization of Securities. The Company represents that it has taken all corporate action necessary to authorize the issuance and sale of (a) its 5% Convertible Senior Secured Debentures due March 15, 2003 in the aggregate principal amount of $20,800,000 (the "Debentures"), (b) warrants to purchase an aggregate of 2,101,010 shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company initially at a price of $2.375 per share (the "$2.375 Warrants") and (c) warrants to purchase an aggregate of 2,101,010 shares of Common Stock initially at a price of $1.50 per share (the "$1.50 Warrants" and together with the $2.375 Warrants, the "Warrants"). The Debentures and the Warrants (collectively, the "Securities") are to be sold pursuant to this Agreement to you (each of you is sometimes referred to herein as a "Purchaser"). Interest on the Debentures is payable at the rate of 5% per annum, as more particularly specified in the form of Debenture attached hereto as Exhibit B. Each Debenture is convertible in whole or in part from time to time into a number of shares of Common Stock initially at the rate of one share of Common Stock for each $1.50 in principal amount of the Debenture to be converted. For purposes of this Agreement, the term "Shares" shall mean the shares of Common Stock which may be issued upon conversion of all or a portion of the principal amount of the Debentures and the shares of Common Stock that may be issued from time to time pursuant to the exercise of the Warrants. The term "Shares" does not include any other shares of Common Stock or other capital stock of the Company.

         1.2. Adjustment of Conversion Price and Warrant Prices.

                  (a) The prices at which Shares may be acquired upon conversion of the Debentures and exercise of the Warrants (the "Conversion Price" and the "Warrant Prices", respectively) are subject to adjustment as set forth therein. In addition, the initial Conversion Price and Warrant Prices shall each be subject to a downward adjustment as provided in Section 1.2(b).

                  (b) The Company shall prepare and cause Grant Thornton LLP to review a schedule of liabilities of the Company and its subsidiaries as of February 28, 1998. The Company shall deliver to the Purchasers such schedule accompanied by the report of Grant Thornton LLP on its review thereof not later than March 10, 1998 (the "Reviewed Liability
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Schedule"). If the total liabilities set forth in the Reviewed Liability
Schedule exceeds $27,640,000, then, to the extent the total liabilities set forth on the Reviewed Liability Schedule exceeds $27,140,000 (which is the total estimated liabilities of the Company and its subsidiaries as of February 28, 1998 as set forth on a schedule of estimated liabilities delivered to the Purchasers by the Company prior to the date hereof), each of the initial Conversion Price and the initial Warrant Prices shall be reduced by an amount equal to the quotient obtained by dividing such excess by 13,597,423 (which is the number of shares of Common Stock of the Company outstanding as of February 28, 1998). For example, if the total liabilities of the Company and its subsidiaries as set forth in the Reviewed Liability Schedule is $29,140,000, then the initial Conversion Price and initial Warrant Prices shall each be reduced by $.147 ($2,000,000 divided by 13,597,423) and after such reductions will be $1.353, $1.353 and $2.228, respectively.

                                   ARTICLE II

             SALE AND PURCHASE OF THE SECURITIES; SECURITY DOCUMENTS

         2.1. Sale and Purchase of the Securities. Subject to the terms and conditions hereof and in reliance on the representations and warranties contained herein, or made pursuant hereto, the Company will issue and sell to each Purchaser and/or such Purchaser's designees, and each Purchaser will purchase from the Company, on the Closing Date specified in Article 3, the Securities for the purchase prices set forth opposite such Purchaser's name on Exhibit A.

         2.2. Company Security Documents. All of the obligations of the Company under the Debentures shall be secured by the following:

         (a) A lien on all the personal property and assets of the Company now existing or hereinafter acquired granted pursuant to a Company General Security Agreement dated of even date herewith between the Company and Galen Partners III, L.P. ("Galen"), as agent for the Purchasers (the "Company General Security Agreement"), which, except for Permitted Liens (as hereinafter defined), shall be a first lien.

         (b) Collateral assignments of all leases, contracts, patents, copyrights, trademarks and service marks of the Company (collectively, the "Company Collateral Assignments").

         2.3. Guaranties. All of the obligations of the Company under the Debentures shall be guaranteed pursuant to Continuing Unconditional Secured Guaranties (each, a "Guaranty" and collectively, the "Guaranties") by each of the following subsidiaries of the Company (each, a "Guarantor"):

                  (a) Houba, Inc. ("Houba");

                  (b) Halsey Pharmaceuticals, Inc.;

                  (c) Indiana Fine Chemicals Corporation;

                  (d) Cenci Powder Products, Inc. ("CPP"); and


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                  (e) H.R. Cenci Laboratories, Inc. ("HR Cenci")

         2.4. Guarantor Security Documents. All of the obligations of the Guarantors under the Guaranties shall be secured by the following:

                  (a) A lien on all of the personal property and assets of the respective Guarantors now existing or hereinafter acquired, granted pursuant to a Guarantors General Security Agreement dated of even date herewith between the Guarantors and Galen, as agent for the Purchasers (the "Guarantors Security Agreement"), which, except for Permitted Liens, shall be a first lien.

                  (b) Collateral assignments of all leases, contracts, patents, copyrights, trademarks and service marks of the Guarantors (collectively, "Guarantor Collateral Assignments").

                  (c) A first mortgage granted by Houba on real property owned by Houba located at 16235 State Road 17, Culver, Indiana (the "Culver Mortgage").

                  (d) A first mortgage granted by CPP and HR Cenci on real property owned by HR Cenci located at 152 North Broadway, Fresno, California (the "Fresno Mortgage" and together with the Culver Mortgage, the "Mortgages").

                                   ARTICLE III

                                     CLOSING

                  The closing of the purchase and sale of the Securities (the "Closing") will take place at the offices of Wolf, Block, Schorr and Solis-Cohen LLP, 250 Park Avenue, New York, New York 10177 simultaneously with the execution of this Agreement, or such other place, time and date as shall be mutually agreed to by the Company and the Purchaser. Such time and date is herein called the "Closing Date."

                  On the Closing Date there will be delivered to each Purchaser
(a) a Debenture dated the Closing Date, in the principal amount set forth opposite the name of such Purchaser in Exhibit A, (b) a warrant certificate or certificates substantially in the form of Exhibit C registered in such Purchaser's name representing the right to purchase for $2.375 per Share the number of Shares set forth opposite the name of such Purchaser on Exhibit A and
(c) a warrant certificate or certificates substantially in the form of Exhibit D representing the right to purchase for $1.50 per Share the number of Shares set forth opposite the name of such Purchaser on Exhibit A. The number of Shares which may be purchased upon exercise of the Warrants is subject to adjustment as provided therein. The foregoing Securities shall be delivered by the Company, against delivery by each Purchaser to the Company of an unendorsed certified or official bank check payable to the order of the Company drawn upon or issued by a bank which is a member of the New York Clearinghouse for banks (or wire transfer) for the amount set forth opposite the name of such Purchaser on Exhibit A.


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                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to you as follows:

         4.1. Organization and Existence, etc. Except as set forth in Section
4.1 of the Schedule of Exceptions attached hereto as Exhibit E (the "Schedule of Exceptions") or in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended, or the Company's Quarterly Report in Form 10-Q for the quarter ended September 30, 1997 (collectively, the "Selected Reports"), the Company is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted; the Company has all requisite corporate power and authority to enter into this Agreement, to issue the Securities as contemplated herein and to carry out and perform its obligations under the terms and conditions of this Agreement. Except as set forth in Section 4.1 of the Schedule of Exceptions, the Company does not own or lease any property or engage in any activity in any jurisdiction which might require qualification to do business as a foreign corporation in such jurisdiction and where the failure to so qualify would have a material adverse effect on the financial condition of the Company and its Subsidiaries, taken as a whole, or subject the Company to a material liability. To the extent the Company has not qualified to do business in such jurisdictions, it will prepare and file such necessary applications or documents to be filed with the appropriate authorities in such jurisdictions to obtain such qualifications within 60 days. The Company has furnished you with true, correct and complete copies of its Certificate of Incorporation, By-Laws and all amendments thereto to date.

         4.2. Subsidiaries and Affiliates. Section 4.2 of the Schedule of Exceptions sets forth the name, jurisdiction of incorporation and authorized and outstanding capitalization of each entity in which the Company owns securities having a majority of the voting power in the election of directors or persons serving equivalent functions (each, a "Subsidiary"). Except as set forth in
Section 4.2 of the Schedule of Exceptions, the Company has, and upon the Closing will have, no Subsidiaries and does not, and upon the Closing will not, own of record or beneficially any capital stock or equity interest or investment in any corporation, association or business entity. Except as set forth in Section 4.2 of the Schedule of Exceptions or in the Selected Reports, each Subsidiary is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted. Except as set forth in Section 4.2 of the Schedule of Exceptions, no Subsidiary owns or leases


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any property or engages in any activity in any jurisdiction which might require such Subsidiary to qualify to do business as a foreign corporation in such jurisdiction and where the failure to so qualify would have a material adverse effect on the financial condition of the Company and its Subsidiaries, taken as a whole, or subject such Subsidiary to a material liability. To the extent any Subsidiary has not qualified to do business in such jurisdictions, it will prepare and file such necessary applications or documents to be filed with the appropriate authorities in such jurisdictions to obtain such qualifications within 60 days.

         4.3. Capitalization.

         (a) As of the date hereof, the Company's authorized capital stock consists of 20,000,000 shares of Common Stock, par value $.01 per share, of which 13,597,423 shares are outstanding and 4,672,868 of which are reserved for issuance for the purposes set forth in Section 4.3 of the Schedule of Exceptions, 2,179,312 of which have been reserved for issuance upon conversion of the Debentures and none of which have been reserved for issuance upon exercise of the Warrants. As of the date hereof, the Company holds 449,603 shares of Common Stock in its treasury which shares may be reissued.

         (b) All the issued and outstanding shares of capital stock of the Company shall, as of the Closing, (i) have been duly authorized and validly issued, (ii) be fully paid and nonassessable and (iii) have been offered, issued, sold and delivered by the Company in compliance with applicable Federal and state securities laws. Other than as set forth in Section 4.3(a), Section
4.3 of the Schedule of Exceptions or the Selected Reports, there are no outstanding preemptive, conversion or other rights, options, warrants, calls, agreements or commitments granted or issued by or binding upon the Company, for the purchase or acquisition of any shares of its capital stock or securities convertible into or exercisable or exchangeable for capital stock.

         4.4. Authorization. All corporate action on the part of the Company and the directors and stockholders of the Company necessary for the authorization, execution, delivery and performance by the Company of this Agreement and the transactions contemplated herein, and for the authorization, issuance and delivery of the Securities, has been taken or will have been taken prior to the Closing.

         4.5. Binding Obligations; No Material Adverse Contracts, etc. This Agreement is a valid and binding obligation of the Company enforceable in accordance with its terms. Except as set forth in Section 4.5 of the Schedule of Exceptions, the execution, delivery and performance by the Company of this Agreement and compliance herewith will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, any provision of state or Federal law to which the Company is subject, the Certificate of Incorporation, as amended, or the By-Laws, as amended, of the Company, or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Company is a party or by which it is bound, or except for liens on the assets of the Company created in favor of the Purchasers, result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company


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pursuant to any such term. Except as set forth in Section 4.5 of the Schedule of
Exceptions or the Selected Reports, no stockholder of the Company has or will have any preemptive rights or rights of first refusal by reason of the issuance of the Securities or Shares issuable upon conversion or exercise of the Securities.

         4.6. Compliance with Instruments, etc. Except as set forth in Section
4.6 of the Schedule of Exceptions or the Selected Reports, neither the Company nor any Subsidiary is (a) in default past any grace, notice or cure period under any indenture, agreement or instrument to which it is a party or by which it is bound, (b) in violation of its Certificate of Incorporation, By-Laws or of any applicable law, (c) in default with respect to any order, writ, injunction or decree of any court, administrative agency or arbitrator, or (d) in default under any order, license, regulation or demand of any government agency, which default or violation would materially and adversely affect the business, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

         4.7. Litigation. Except as set forth in Section 4.7 of the Schedule of Exceptions or the Selected Reports, there is no action, suit or proceeding pending, or, to the knowledge of the Company, threatened, against the Company or any Subsidiary before any court, administrative agency or arbitrator or any action, suit or proceeding pending, or, to the knowledge of the Company, threatened, which challenges the validity of any action taken or to be taken pursuant to or in connection with this Agreement or the issuance of the Securities.

         4.8. Financial Information; SEC Documents.

                  (a) The Company has furnished to the Purchasers the consolidated financial statements of the Company and its Subsidiaries, including consolidated balance sheets as of December 31, 1995 and 1996 and consolidated statements of operations, changes in cash flows and stockholders' equity, covering the three years ended December 31, 1996, all of which statements have been certified by Grant Thornton LLP, certified public accountants, and all of which statements are included or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such financial statements fairly present the condition of the Company and its Subsidiaries as of the dates thereof and the results of the operations of the Company and its Subsidiaries for such periods.

                  (b) The Company has also furnished to the Purchasers the unaudited consolidated balance sheet of the Company and its subsidiaries as of September 30, 1997, and the related unaudited consolidated statements of operations, consolidated statements of cash flow and consolidated statements of stockholders' equity for the three months and nine months ended September 30, 1996 and September 30, 1997, set forth in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997, as filed with the Commission. Such financial statements fairly present, in conformity with generally accepted accounting principles ("GAAP") applied on a basis consistent with the financial statements referred to in paragraph (a) of this Section, the consolidated financial position of the Company and its


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Subsidiaries as of such date and their consolidated results of operations for such periods (subject to normal year-end adjustments). Since September 30, 1997, the Company has not had net losses (as calculated in conformity with GAAP applied on a basis consistent with the financial statements referred to in paragraph (a) of this Section) of more than $5,000,000.

         (c) None of the documents filed by the Company with the Commission since December 31, 1995 contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not false or misleading in light of the circumstances in which they were made. There is no fact known to the Company which the Company has not disclosed to the Purchasers prior to or as of the date of this Agreement which materially and adversely affects, or in the future is likely to materially and adversely affect, the business, properties, condition (financial or otherwise) or business prospects of the Company and its Subsidiaries, taken as a whole.

         4.9. Offering. Subject in part to the truth and accuracy of the Purchasers' representations and the compliance by each Purchaser with its covenants set forth in this Agreement and any subscription agreement executed and delivered by the Purchasers, the offer, sale and issuance of the Securities as contemplated by this Agreement are not subject to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Company, or anyone acting on its behalf, will not take any action hereafter that would cause such registration requirements to be applicable.

         4.10. Permits; Governmental and Other Approvals.

         (a) Other than as set forth in Section 4.10 of the Schedule of Exceptions or the Selected Reports, each of the Company and its Subsidiaries possesses such franchises, licenses, permits and other authority as are necessary for the conduct of its business as now being conducted and proposed to be conducted (except where the failure to possess such franchises, licenses, permits or other authority would not materially and adversely affect the business, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole) and the Company and its Subsidiaries are not in default under any of such franchises, licenses, permits or other authority. Other than as set forth in Section 4.10 of the Schedule of Exceptions or the Selected Reports, no approval, consent, authorization or other order of, and no designation, filing, registration, qualification or recording with, any governmental authority or any other person or entity is required in connection with the Company's valid execution, delivery and performance of this Agreement or the offer, issuance and sale of the Securities by the Company to the Purchasers or the consummation of any other transaction contemplated on the part of the Company hereby.

         (b) Without limiting the generality of the representations and warranties made in Section 4.10(a), the Company represents and warrants that (i) it and its Subsidiaries are in compliance in all material respects with all applicable provisions of the Federal Food, Drug, and Cosmetic Act (the "FDC Act"), (ii) its products and those of its Subsidiaries are not adulterated or misbranded and are in lawful distribution, and (iii) it and its Subsidiaries are in compliance with the following specific requirements: the Company and its Subsidiaries have


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registered all facilities with the United States Food and Drug Administration
(the "FDA"); the Company and its Subsidiaries have listed all drug products with the FDA; each drug product marketed by the Company or any Subsidiary is the subject of an application approved by the FDA; all marketed drug products comply with any conditions of approval and the terms of the application submitted to the FDA; all drug products are manufactured in compliance with the FDA's good manufacturing practice regulations; all products are labeled and promoted in accordance with the terms of the marketing application and the provisions of the FDC Act; all adverse events that were required to be reported to the FDA have been reported to the FDA in a timely manner; each of the Company and its Subsidiaries is in compliance in all material respects with the terms of the consent agreement entered into by the Company with the United States Attorney for the Eastern District of New York on behalf of the FDA on June 29, 1993; to the Company's knowledge, neither the Company nor any Subsidiary is employing or utilizing the services of any individual who has been debarred under the FDC Act; all stability studies required to be performed for products distributed by the Company or a Subsidiary have been completed or are ongoing in accordance with the applicable FDA requirements; any products exported by the Company or a Subsidiary have been exported in compliance with the FDC Act; and each of the Company and its Subsidiaries is in compliance in all material respects with the provisions of the Prescription Drug Marketing Act, to the extent applicable.

         (c) Without limiting the generability of the representations and warranties made in Section 4.10(a), the Company also represents and warrants that it and its Subsidiaries are in compliance in all material respects with all applicable provisions of the Controlled Substances Act (the "CSA") and that the Company and its Subsidiaries are in compliance with the following specific requirements: the Company and its Subsidiaries are registered with the Drug Enforcement Administration (the "DEA") at each facility where controlled substances are exported, imported, manufactured or distributed; all controlled substances are stored and handled pursuant to DEA security requirements; all records and inventories of receipt and distributions of controlled substances are maintained in the manner and form as required by DEA regulations; all reports, including, but not limited to, ARCOS, manufacturing quotas, production quotas, and disposals, have been submitted to DEA in a timely manner; all adverse events, including thefts or significant losses of controlled substances, have been reported to DEA in a timely manner; to the Company's knowledge, neither the Company nor any Subsidiary is employing any individual, with access to controlled substances, who has previously been convicted of a felony involving controlled substances; and any imports or exports of controlled substances have been conducted in compliance with the CSA and DEA regulations.

         4.11. Sales Representatives, Customers and Key Employees. Other than as set forth in Section 4.11 of the Schedule of Exceptions or the Selected Reports, to the knowledge of the Company, no independent sales representatives, customers or key employees or group of key employees of the Company or its Subsidiaries has any intention to terminate his, her or its relationship with the Company or such Subsidiary on or after the Closing or in the case of employees, leave, as of the Closing, the employ of the Company on and after the Closing. Other than as set forth in Section 4.11 of the Schedule of Exceptions or the Selected Reports or as contemplated by this Agreement, all personnel are employed on an "at will" basis and may be terminated upon notice of not more than 30 days.


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         4.12. Copyrights, Trademarks and Patents. (a) Section 4.12 of the
Schedule of Exceptions sets forth a list of all of the Company's and any Subsidiary's patents, patent applications, trademarks, copyrights, trademark registrations and applications therefor, patent, trademark or trade name licenses, contracts with employees or others relating in whole or in part to disclosure, assignment or patenting of any inventions, discoveries, improvements, processes, formulae or other know-how, and all patent, trademark or trade names or copyright licenses which are in force (referred to collectively as "Intellectual Property Rights"). The Intellectual Property Rights are, to the best of the Company's knowledge and belief, fully valid and are in full force and effect.

                  (b) The Company or a Subsidiary owns outright all of the Intellectual Property Rights listed on Section 4.12 of the Schedule of Exceptions attached hereto free and clear of all liens and encumbrances and pays no royalty to anyone under or with respect to any of them.

                  (c) Neither the Company nor any Subsidiary has licensed anyone to use any of such Intellectual Property Rights and has no knowledge of the infringing use by the Company or any Subsidiary of any intellectual property rights.

                  (d) The Company has no knowledge, nor has it received any notice (i) of any conflict with the asserted rights of others with respect to any Intellectual Property Rights used in, or useful to, the operation of the business conducted by the Company and its Subsidiaries or with respect to any license under which the Company or a Subsidiary is licensor or licensee; or (ii) that the Intellectual Property Rights infringe upon the rights of any third party.

         4.13. Inventory. All inventory of the Company consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been or will be written off or written down to net realizable value on the unaudited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 1997. The quantities of each type of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable and warranted in the present circumstances of the Company.

         4.14. Registration Rights. Except as provided for in this Agreement or as set forth in Section 4.14 of the Schedule of Exceptions or in the Selected Reports, neither the Company nor any Subsidiary is under any obligation to register any of its currently outstanding securities or any of its securities which may hereafter be issued.

         4.15. No Discrimination. Neither the Company nor any Subsidiary in any manner or form discriminates, fosters discrimination or permits discrimination against any person belonging to any minority race or believing in any minority creed or religion.


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         4.16. Environmental Matters.

                  (a) Each of the Company and its Subsidiaries has obtained all environmental, health and safety permits necessary or required for the operation of its business (except where the failure to possess such franchises, licenses, permits or other authority would not materially and adversely affect the business, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole), and all such permits are in full force and effect and each of the Company and its Subsidiaries is in compliance in all material respects with all terms and conditions of such permits.

                  (b) Except as set forth in Section 4.16 of the Schedule of Exceptions or the Selected Reports, there is no proceeding pending or, to the best knowledge of the Company, threatened, which may result in the denial, rescission, termination, modification or suspension of any environmental or heath or safety permits necessary for the operation of the business of the Company and its Subsidiaries.

                  (c) Except as set forth in Section 4.16 of the Schedule of Exceptions or the Selected Reports, during the occupancy by the Company or any Subsidiary of any real property leased by the Company or such Subsidiary, and to the best knowledge of the Company, no other person or entity, has caused or permitted materials to be generated, released, stored, treated, recycled, disposed of on, under or at such parcels, which materials, if known to be present, would require clean up, removal or other remedial or responsive action under any environmental laws. To the best knowledge of the Company, there are no underground storage tanks and no polychlorinated biphenyls ("PCB's"), PCB contaminated oil or asbestos on any property leased by the Company or any Subsidiary.

                  (d) Except as set forth in Section 4.16 of the Schedule of Exceptions or the Selected Reports, neither the Company nor any Subsidiary is subject to any judgment, decree, order or citation related to or arising out of environmental laws, or has received notice that it has been named or listed as a potentially responsible party by any person or governmental body or agency in any matter arising under environmental laws.

                  (e) To the best of knowledge of the Company, each of the Company and its Subsidiaries has disposed of all waste in full compliance with all environmental laws.

         4.17. Taxes. Except as set forth in Section 4.17 of the Schedule of Exceptions or the Selected Reports, the Company and each of its Subsidiaries have filed all necessary income, franchise and other material tax returns, domestic and foreign and have paid all taxes shown as due thereunder, and the Company has no knowledge of any tax deficiency which might be assessed against the Company or any of the Subsidiaries which, if so assessed, would have a material adverse effect on the business, properties, assets, net worth, condition (financial or other), or results of operations of the Company and its Subsidiaries taken as a whole.


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         4.18. Employee Benefit Plans and Similar Arrangements.

         (a) Section 4.18 of the Schedule of Exceptions lists all employee benefit plans and collective bargaining, labor and employment agreements or other similar arrangements in effect to which the Company, its Subsidiaries, and any of its ERISA Affiliates are a party or by which the Company, its Subsidiaries, and any of its ERISA Affiliates are bound, legally or otherwise, including, without limitation, any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement; any plan, agreement or arrangement providing for fringe benefits or perquisites to employees, officers, directors or agents, including but not limited to benefits relating to employer-supplied automobiles, clubs, medical, dental, hospitalization, life insurance and other types of insurance, retiree medical, retiree life insurance and any other type of benefits for retired and terminated employees; any employment agreement; or any other "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended through the date of this Agreement ("ERISA")) (herein referred to individually as "Plan" and collectively as "Plans"). For purposes of this Agreement, "ERISA Affiliate" means (i) any corporation which at any time on or before the Closing Date is or was a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code of 1986, as amended (the "Code")) as the Company, its Subsidiaries, or any ERISA Affiliate; (ii) any partnership, trade or business (whether or not incorporated) which at any time on or before the Closing Date is or was under common control (within meaning of Section 414(c) of the Code) with the Company, its Subsidiaries, or any ERISA Affiliate; and (iii) any entity which at any time on or before the Closing Date is or was a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Company, its Subsidiaries or any ERISA Affiliate, or any corporation described in clause (i) or any partnership, trade or business described in clause (ii) of this paragraph.

         (b) True and complete copies of the following documents with respect to any Plan of the Company, its Subsidiaries, and each ERISA Affiliate, as applicable, have been delivered to the Purchaser: (i) the most recent Plan document and trust agreement (including any amendments thereto and prior plan documents, if amended with the last two years), (ii) the last two Form 5500 filings and schedules thereto, (iii) the most recent Internal Revenue Service ("IRS") determination letter, (iv) all summary plan descriptions, (v) a written description of each material non-written Plan, (vi) each written communication to employees intended to describe a Plan or any benefit provided by such Plan,
(vii) the most recent actuarial report, and (viii) all correspondence with the IRS, the Department of Labor and the Pension Benefit Guaranty Corporation concerning any controversy. Each report described in clause (vii) accurately reflects the funding status of the Plan to which it relates and subsequent to the date of such report there has been no adverse change in the funding status or financial condition of such Plan.

         (c) Each Plan is and has been maintained in compliance in all material respects with applicable law, including but not limited to ERISA, and the Code and with any applicable collective bargaining agreements or other contractual obligations.

         (d) Except as shown on Section 4.18 of the Schedule of Exceptions, with respect to any Plan that is subject to Section 412 of the Code ("412 Plan"), there has been no failure to make any contribution or pay any amount due as required by Section 412 of the Code, Section 302 of ERISA or the terms of any such Plan, and no funding waiver has been requested or received from the IRS. The assets of the Company, its Subsidiaries, or and ERISA Affiliates are not now, nor will they after the passage of time be, subject to any lien imposed under Code Section 412(n) by reason of a failure of the Company, any Subsidiary, or any ERISA Affiliate to make timely installments or other payments required under Code Section 412.

         (e) Except as shown on Section 4.18 of the Schedule of Exceptions or in the Selected Reports, no Plan subject to Title IV of ERISA has any "Unfunded Pension Liability." For purpose of this Agreement, Unfunded Pension Liability means, as of any determination date, the amount, if any, by which the present value of all benefit liabilities (as that term is defined in Section 4001(a)(16) of ERISA) of a plan subject to Title IV of ERISA exceeds the fair market value of all assets of such plan, all determined using the actuarial assumptions that would be used by the PBGC in the event of a termination of the plan on such determination date.

         (f) Except as shown on Section 4.18 of the Schedule of Exceptions, to the best knowledge of the Company, its Subsidiaries, and ERISA Affiliates, there are no pending or threatened claims, actions or lawsuits, other than routine claims for benefits in the ordinary course, asserted or instituted against (i) any Plan or its assets, (ii) any ERISA Affiliate with respect to any 412 Plan, or (iii) any fiduciary with respect to any Plan for which the Company, its Subsidiaries, or any ERISA Affiliate may be directly or indirectly liable, through indemnification obligations or otherwise.

         (g) Neither the Company, any Subsidiary, nor any ERISA Affiliate has incurred and or reasonably expects to incur (i) any withdrawal liabilities as defined in Section 4201 of ERISA ("Withdrawal Liability") and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in Withdrawal Liabilities, or any liability under Section 4063, 4064, or 4243, or (ii) any outstanding liability under Title IV of ERISA with respect to any 412 Plan.

         (h) Except as shown on Section 4.18 of the Schedule of Exceptions, within the last five years, neither the Company, any Subsidiary, nor any ERISA Affiliate has transferred any assets or liabilities of a 412 Plan subject to Title IV of ERISA which had, at the date of such transfer, an Unfunded Pension Liability or has engaged in a transaction which may reasonably be subject to
Section 4212(c) or Section 4069 of ERISA.

         (i) Neither the Company, any Subsidiary, nor any ERISA Affiliate has engaged, directly or indirectly, in a non-exempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan.

         (j) Except as shown on Section 4.18 of the Schedule of Exceptions, neither the Company, any Subsidiary, nor any ERISA Affiliate has any unfunded liability with respect to any non-tax qualified deferred compensation plan.

         (k) Neither the Purchaser nor its affiliates will have (i) an obligation to make contribution(s) to any multiemployer plan (as defined in Section 3(37) of ERISA), or (ii) any Withdrawal Liability (whether imposed and not yet paid or calculated assuming a complete or partial withdrawal of the Company, any Subsidiary, or any ERISA Affiliate as of such date not yet imposed) which it would not have had it not entered into the transactions described in this Agreement.

         (l) Except as shown on Section 4.18 of the Schedule of Exceptions, during the last two years there have been no amendments to any Plan, no written interpretation or announcement (whether or not written) by the Company, any Subsidiary, or any ERISA Affiliate relating to any Plan, there have been and are no negotiations, demands, or proposals which are pending that concern any Plan, nor has any Plan been established, which resulted in or could result in a material increase in (i) the accrued or promised benefits of any employees of the Company, or any Subsidiary, or any ERISA Affiliate and (ii) any material increase in the level of expense incurred in respect thereof.

         (m) There has been no "Reportable Event" with respect to any 412 Plan subject to Title IV of ERISA within the last five years.

         (n) Neither the Company, any Subsidiary, nor any ERISA Affiliate sponsors, maintains or has obligations, direct, contingent or otherwise, with respect to any Plan that is subject to the laws of any country other than the United States.

         (o) No ERISA Affiliate maintains an employee stock ownership plan or other plan holding securities of the Company, any Subsidiary, or any ERISA Affiliate.

         (p) Each Plan that provides welfare benefits has been operated in compliance with all requirements of Sections 601 through 608 of ERISA and either
(i) Section 162(i)(2) and (k) of the Code and regulations thereunder (prior to 1989) or (ii) Section 4980B of the Code and regulations thereunder after 1988, relating to the continuation of coverage under certain circumstances in which coverage would otherwise cease. Neither the Company, any Subsidiary, nor any ERISA Affiliate has contributed to a nonconforming group health plan (as defined under Code Section 5000(c) and no ERISA Affiliate has incurred a tax under
Section 5000(a) of the Code which could become a liability of the Company, any Subsidiary, or any ERISA Affiliate. Except as shown on Section 4.18 of the Schedule of Exceptions or in the Selected Reports, the Company, any Subsidiary, or any ERISA Affiliate does not and has not maintained, sponsored or provided post-retirement medical benefits, post-retirement death benefits or other post-retirement welfare benefits to its current employees or former employees except as required by Section 4980B of the Code and at the sole expense of the participant or the beneficiary of the participant. The Company has complied in all respects with all requirements of the Health Insurance Portability and Accountability Act of 1996 with respect to each Plan that provides welfare benefits.

         (q) Except as shown on Section 4.18 of the Schedule of Exceptions, the Company, its Subsidiaries, and its ERISA Affiliates has funded or will fund each Plan in accordance with the terms of such Plan through the Closing Date, including the payment of applicable premiums on any insurance contract funding a Plan, for coverage provided through the Closing Date.

         (r) No Plan has been amended since the date of its most recent IRS determination letter which would materially increase its cost and no Plan has been amended in a manner that would require security to be provided in accordance with Section 401(a)(29) of the Code.

         (s) Each Plan that is intended to be a tax qualified Plan under Section 401(a) of the Code ("Tax Qualified Plan") has been determined by the IRS to qualify under Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Code, and to the best knowledge of the Company, its Subsidiaries, and its ERISA Affiliates nothing has occurred, including the adoption of or failure to adopt any Plan amendment, which would adversely affect its qualification or tax-exempt status.


         (t) Except as disclosed on Section 4.18 of the Schedule of Exceptions, no employee or former employee of the Company, any Subsidiary, or any ERISA Affiliate will become entitled to any bonus, retirement, severance, job security or similar benefit, or any enhancement to any such benefit (including acceleration of vesting or exercise of an incentive award) as a result of the transactions contemplated under this Agreement and no agreement (whether oral or written) of the employer, with respect to a current or former employee, provides for the payment of any amounts which would fail to be deductible for federal income tax purposes by reason of Section 280G of the Code.

         4.19. Disclosure. The information heretofore provided and to be provided pursuant to this Agreement, including the Schedules of Exceptions and the Exhibits hereto, and each of the agreements, documents, certificates and writings previously delivered to the Purchasers or their representatives, do not and will not contain any untrue statement of a material fact and do not and will not omit to state a material fact required to be stated herein or therein or necessary in order to make the statements and writings contained herein and therein not false or misleading in the light of the circumstances under which they were made. To the knowledge of the Company, there is no fact which materially adversely affects the business, prospects or condition (financial or otherwise) of the Company which has not been set forth herein.

                                    ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each of the Purchasers severally represents and warrants to the Company that it is acquiring the Securities for investment for its own account and is not acquiring any of the Securities with the view to, or for resale in connection with, any distribution thereof. Each Purchaser understands that none of the Securities have been registered under the Securities Act.

If the Purchaser should in the future decide to dispose of any Securities it is understood that the Purchaser may do so only in compliance with the Securities Act.

                                   ARTICLE VI

                     CONDITIONS TO CLOSING OF THE PURCHASERS

         The obligation of each Purchaser to purchase the Securities at the Closing is subject to the fulfillment to such Purchaser's satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived by such Purchaser:

         6.1. Representations and Warranties Correct. The representations and warranties in Article 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

         6.2. Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with by the Company in all material respects.

         6.3. Compliance Certificate. The Company shall have delivered to the Purchaser a certificate of the Company's President, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 6.1 and
6.2 of this Agreement and other matters as the Purchaser shall reasonably request.

         6.4. No Impediments. Neither the Company nor any Purchaser shall be subject to any order, decree or injunction of a court or administrative agency of competent jurisdiction which would impose any material limitation on the ability of such Purchaser to exercise full rights of ownership of the Securities.

         6.5. Waivers and Amendments of Rights of First Refusal. The Company shall have obtained from each person other than a Purchaser who has any currently effective right of first refusal with respect to the Securities, a written waiver of such right in form and substance satisfactory to the Purchasers. In addition, (a) each person (other than a holder of the Company's 10% Convertible Subordinated Debentures due August 6, 2001 (the "Prior Debentures")) who holds any other right of first refusal or preemptive right, shall have irrevocably waived and released such rights and (b) each holder of a Prior Debenture ("Old Holder") shall have agreed to amend such Old Holder's right so that such rights shall be governed by Section 16.1(b) of this Agreement.

         6.6. Other Agreements and Documents. The Company shall have issued to such Purchaser all of the Securities (including the Debenture, the $2.375 Warrants and the $1.50 Warrants) and the Company or each of its Subsidiaries (other than any Subsidiary which has no material assets and is inactive) shall have executed and delivered the following agreements and documents:

         (a) The Company Security Agreement in the form of Exhibit F attached hereto;

         (b) The Guaranties in the form of Exhibit G attached hereto;

         (c) The Guarantors Security Agreement in the form of Exhibit H attached hereto;

         (d) Financing Statements on Form UCC-1 with respect to all personal property and assets of the Company and each Guarantor;

         (e) A certified copy of the Certificate of Incorporation of the Company and each Guarantor and all amendments thereto;

         (f) A copy of the By-Laws of the Company and each Guarantor as amended to date, certified as being true by a principal officer of the Company;

         (g) A Certificate of Good Standing and Tax Status from the state of incorporation of the Company and each Guarantor and from every state in which any of them is qualified to do business; and

         (h) The Mortgages.

         6.7. Consents. The Company shall have obtained all necessary consents or waivers, if any, from all parties to any other material agreements to which the Company is a party or by which it is bound immediately prior to the Closing in order that the transactions contemplated hereby may be consummated and the business of the Company may be conducted by the Company after the Closing without adversely affecting the Company.

         6.8. Legal Investment. At the time of the Closing, the purchase of the Securities to be purchased by each Purchaser hereunder shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.

         6.9. Due Diligence Investigation. No fact shall have been discovered, whether or not reflected in the Schedule of Exceptions, which in a Purchaser's determination would make the consummation of the transactions contemplated by this Agreement not in such Purchaser's best interests.

         6.10. Proceedings and Other Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement shall have been taken and the Purchasers shall have received such other documents, in form and substance reasonably satisfactory to the Purchasers and their counsel, as to such other matters incident to the transaction contemplated hereby as the Purchasers may reasonably request.

         6.11. Opinion of Counsel. The Purchasers shall have received the opinion of St. John & Wayne, L.L.C., counsel to the Company, dated the Closing Date, substantially in the form of Exhibit I attached hereto.

         6.12. Election of Directors. Two designees of the Purchasers shall have been elected as directors of the Company and shall have taken office.

         6.13. Employment Agreements. Michael Reicher and Peter Clemens shall have entered into Employment Agreements with the Company substantially in the form of Exhibits J and K, respectively.

         6.14. Proxies. The persons set forth on Exhibit L-1 shall have delivered to a person designated by Galen an irrevocable proxy in the form of Exhibit L-2.

         6.15. Deferred Conditions. To the extent set forth on Exhibit M, the Purchasers waive compliance by the Company on or prior to the Closing Date of those, but only those, conditions of the Purchase Agreement set forth on Exhibit M (the "Deferred Conditions"); provided, however, that if the Company does not comply with all Deferred Conditions prior to April 10, 1998, then an Event of Default (as hereinafter defined) shall be deemed to occur as of 5:00 p.m. on April 10, 1998 and the occurrence of such Event of Default shall not be subject to the giving of any notice to the Company or an opportunity to cure.

                                   ARTICLE VII

                      CONDITIONS TO CLOSING OF THE COMPANY

         The Company's obligation to sell the Securities at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions:

         7.1. Representations. The representations made by each Purchaser pursuant to Article 5 hereof shall be true and correct when made and shall be true and correct on the Closing Date.

         7.2. Legal Investment. At the time of the Closing, the purchase of the Securities shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.

         7.3. Payment of Purchase Price. The Company shall have received payment in full of the purchase price for the Securities.

                                  ARTICLE VIII

                          PREPAYMENT; CHANGE OF CONTROL
                        PURCHASE OFFER; CONVERSION RIGHTS

         8.1. No Optional Prepayments. The Company may not at any time, without the prior written consent of the holders of all outstanding Debentures, prepay any Debenture, in whole or in part.

         8.2. Change of Control.

         (a) Upon the occurrence of a Change of Control (as hereinafter defined), the Company shall make an offer to all holders of Debentures to purchase (a "Change of Control Offer") all outstanding Debentures and will purchase, on a day not more than thirty (30) days after the occurrence of the Change of Control (such purchase date being the "Change of Control Purchase Date"), all Debentures properly tendered pursuant to such offer to purchase for a cash price (the "Change of Control Purchase Price") equal to the applicable percentage of the outstanding principal amount of the Debentures in the table set forth below, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. The applicable percentages are as follows:

                                                                        Purchase Price as a Percentage of
If Change of Control Occurs During the                                  Outstanding Principal of Debenture
Twelve Month Period Commencing on                                       to be Purchased
Closing Date                                                                     150%

First Anniversary of Closing Date                                                140%

Second Anniversary of Closing Date                                               130%

Third Anniversary of Closing Date                                                120%

Fourth Anniversary of Closing Date                                               110%

         (b) In order to effect a Change of Control Offer, the Company shall within ten (10) days after the occurrence of the Change of Control mail to each holder of a Debenture a copy of the Change of Control Offer. The Change of Control Offer shall remain open from the time of mailing for at least fifteen
(15) calendar days. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

                  (i) the date of such Change of Control and, briefly, the events causing such Change of Control;

                  (ii) that the Change of Control Offer is being made pursuant to this Section 8.2 and that all Debentures tendered in the Change of Control Offer will be accepted for payment;

                  (iii) the Change of Control Purchase Price for each Debenture, the Change of Control Purchase Date, the date on which the Change of Control Offer expires, that if the holder desires to accept the Change of Control Offer, the Debenture held by such holder must be surrendered to the Company or any designated paying agent prior to 5:00 p.m. on the Change of Control Purchase Date, and the name and address of any such paying agent, if any;

                  (iv) that any Debenture not tendered for payment will continue to accrue interest in accordance with the terms thereof;

                  (v) that, unless the Company shall default in the payment of the Change of Control Purchase Price, any Debenture accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

                  (vi) that holders will be entitled to withdraw their election if the Company or paying agent receives, not later than 5:00 p.m. on the day preceding the Change of Control Purchase Date a telex or facsimile transmission (confirmed by overnight delivery of the original thereof) or letter setting forth the name of the holder, the principal amount of Debentures the holder delivered for purchase, and a statement that such holder is withdrawing its election to have such Debentures purchased;

                  (vii) that holders whose Debentures are purchased only in part will be issued Debentures equal in principal amount to the unpurchased portion of the Debentures surrendered; and

                  (viii) any other instructions that holders must follow in order to tender their Debentures and the procedures for withdrawing a election to accept a Change on Control Offer.

         (c) On the Change of Control Purchase Date, the Company shall (i) accept for payment Debentures or portions thereof tendered pursuant to the Change of Control Offer and (ii) deposit with the paying agent, if any, money in United States dollars, in immediately available funds, sufficient to pay the Change of Control Purchase Price of all Debentures or portions thereof so tendered and accepted. The Company shall, or cause any paying agent to, promptly disburse or deliver to the holders of Debentures so accepted payment in an amount equal to such Change of Control Purchase Price, and mail or deliver to such holders a new Debenture equal in principal amount to any unpurchased portion of each Debenture surrendered.

         (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other securities laws or regulations, in connection with the repurchase of Debentures pursuant to a Change of Control Offer. To the extent that the provision of any securities laws or regulations conflict with the provisions of this Section 8.2, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 8.2 by virtue thereof.

         (e) For purposes of this Agreement, the term "Change of Control" means the occurrence of any of the following: (i) the consummation of any transaction the result of which is that any person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than Galen or any affiliate thereof or any group comprised of any of the foregoing, owns, directly or indirectly, 51% of the Common Equity (as hereinafter defined) of the Company, (ii) the Company consolidates with, or merges with or into, another person (other than a direct or indirect wholly-owned Subsidiary) or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the Company's assets or the assets of the Company and its Subsidiaries taken as a whole to any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock (as hereinafter defined) of the Company, as the case may be, is converted into or changed for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company, as the case may be, is converted into or exchanged for Voting Stock of the surviving or transferee corporation and the beneficial owners of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving or transferee corporation immediately after such transaction, (iii) the Company, either individually or in conjunction with one or more Subsidiaries sells, assigns, conveys, transfers, leases or otherwise disposes of, or the Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of, all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including capital stock of the Subsidiaries, to any person (other than the Company or a wholly owned Subsidiary of the Company), or (iv) during any two (2) year period commencing subsequent to the date of this Agreement, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of two-thirds of the directors then still in office) who were either directors at the beginning of such period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the Board of Directors then in office; provided, however, that a person shall not be deemed to have ceased being a director for such purpose if such person shall have resigned or died or if the involuntary removal of such person was made at the direction of persons holding a majority in principal amount of the outstanding Debentures. For purposes of this Section 8.2(e), (i) the term "Common Equity" of the Company means all capital stock of the Company that is generally entitled to vote on the election of Directors and (ii) the term "Voting Stock" of the Company mean securities of any class of capital stock of the Company entitling the holders thereof to vote in the election of members of the board of directors of the Company.

                                   ARTICLE IX

                              AFFIRMATIVE COVENANTS

         The Company hereby covenants and agrees, so long as any Securities remain outstanding, as follows:

         9.1. Maintenance of Corporate Existence, Properties and Leases; Taxes; Insurance.

         (a) The Company shall and shall cause each of its Subsidiaries to, maintain in full force and effect its corporate existence, rights and franchises and all material terms of licenses and other rights to use licenses, trademarks, trade names, service marks, copyrights, patents or processes owned or possessed by it and necessary to the conduct of its business.

         (b) The Company shall and shall cause its Subsidiaries to, keep each of its properties necessary to the conduct of its business in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company shall and shall cause its Subsidiaries to at all times comply with each material provision of all leases to which it is a party or under which it occupies property.

         (c) The Company shall and shall cause each of its Subsidiaries to, promptly pay and discharge, or cause to be paid and discharged when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, assets, property or business of the Company and its Subsidiaries, and all claims or indebtedness (including, without limitation, claims or demands of workmen, materialmen, vendors, suppliers, mechanics, carriers, warehousemen and landlords) which, if unpaid might become a lien upon the assets or property of the Company or Subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall be contested timely and in good faith by appropriate proceedings, if the Company or Subsidiary shall have set aside on its books adequate reserves with respect thereto, and the failure to pay shall not be prejudicial in any material respect to the holders of the Securities, and provided, further, that the Company or Subsidiary will pay or cause to be paid any such tax, assessment, charge or levy forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor. The Company shall and shall cause its Subsidiaries to pay or cause to be paid all other indebtedness incident to the operations of the Company or its Subsidiaries.

         (d) The Company shall and shall cause each of its Subsidiaries to, keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by theft, fire, explosion and other risks customarily insured against by companies in the line of business of the Company or its Subsidiaries, in amounts sufficient to prevent the Company or its Subsidiaries from becoming a co-insurer of the property insured; and the Company shall and shall cause its Subsidiaries to maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated or as may be required by law, including, without limitation, general liability, fire and business interruption insurance, and product liability insurance as may be required pursuant to any license agreement to which the Company or its Subsidiaries is a party or by which it is bound.

         9.2. Basic Financial Information. The Company shall furnish the following reports to each Purchaser (or any transferee of any Securities), so long as the Purchaser is a holder of any Securities:

         (a) within sixty (60) days (for each of March and April 1998), forty-five (45) days (for each of the next 12 months thereafter) and thirty (30) days (for each month thereafter) after the end of each of the twelve (12) monthly accounting periods in each fiscal year (or when furnished to the Company's Board of Directors, if earlier), unaudited consolidated statements of income and retained earnings and cash flows of the Company and its Subsidiaries for each monthly period and for the period from the beginning of such fiscal year to the end of such monthly period, together with consolidated balance sheets of the Company and its Subsidiaries as at the end of each monthly period, setting forth in each case comparisons to budget (with respect to the provision of the financial information to be provided herein commencing January 1999 and thereafter) and to corresponding periods in the preceding fiscal year, which statements will be prepared in accordance with generally accepted accounting principles, consistently applied;

         (b) within ninety (90) days after the end of each fiscal year, consolidated statements of income and retained earnings and cash flows of the Company and its Subsidiaries for the period from the beginning of each fiscal year to the end of such fiscal year, and consolidated balance sheets as at the end of such fiscal year, setting forth in each case in comparative form corresponding figures for the preceding fiscal year, which statements will be prepared in accordance with generally accepted accounting principles, consistently applied (except as approved by the accounting firm examining such statements and disclosed by the Company), and will be accompanied by:

                  (i) an unqualified report of the Company's independent certified public accounting firm; for purposes of this Section, a report on the consolidated financial statements of the Company and its Subsidiaries as of December 31, 1997 and for the year then ended disclosing a "going concern" qualification, but no other qualification, shall be considered "unqualified, but a report covering any period ending subsequent to December 31, 1997 disclosing a "going concern" paragraph shall not be considered "unqualified";

                  (ii) a report from such accounting firm, addressed to the Purchasers, stating that in making the audit necessary to express their opinion on such financial statements, nothing has come to their attention which would lead them to believe that the Company is not in compliance with all the financial covenants contained in, or an event of default has occurred with respect to, any material agreements to which the Company or its Subsidiaries is a party or by which it is bound, including, without limitation, this Agreement (an "Event of Noncompliance") or, if such accountants have reason to believe that any Event of Noncompliance has occurred, a letter specifying the nature thereof; and

                  (iii) the management letter of such accounting firm;

         (c) within forty-five (45) days after the end of each quarterly accounting period in each fiscal year, a certificate of the Chief Financial Officer of the Company stating that the Company is in compliance with the terms of this Agreement and any other material contract or commitment to which the Company or any of its Subsidiaries is a party or by which any of them is bound, or if the Company or any of its Subsidiaries is not in compliance, specifying the nature and period of noncompliance, and what actions the Company or such Subsidiary has taken and/or proposes to take with respect thereto. Notwithstanding the foregoing, the certificate delivered at the end of each fiscal year of the Company shall be signed by both the Chief Executive Officer and the Chief Financial Officer of the Company and shall be delivered within ninety (90) days after the end of the fiscal year;

         (d) promptly upon receipt thereof, any additional reports or other detailed information concerning significant aspects of the operations and condition, financial or otherwise, of the Company and its Subsidiaries, given to the Company by its independent accountants;

         (e) at least thirty (30) days prior to the end of each fiscal year (commencing with November 30, 1998 for the fiscal year commencing on January 1, 1999), a detailed annual operating budget and business plan for the Company and its Subsidiaries for the succeeding twelve-month period. Such budgets shall be prepared on a monthly basis, displaying consolidated statements of anticipated income and retained earnings, consolidated statements of anticipated cash flow and projected consolidated balance sheets, setting forth in each case the assumptions (which assumptions and projections shall represent and be based upon the good faith judgment in respect thereof of the chief executive officer of the Company) behind the projections contained in such financial statements, and which budgets shall have been approved by the Board of Directors of the Company (including a majority of the directors designated by the Purchasers in accordance with Section 9.8(a) of this Agreement) prior to the beginning of each twelve-month period for which such budget shall have been prepared and, promptly upon preparation thereof, any other budgets that the Company may prepare and any revisions of such annual or other budgets;

         (f) within ten (10) days after transmission or receipt thereof, copies of all financial statements, proxy statements and reports which the Company sends to its stockholders or directors, and copies of all registration statements and all regular, special or periodic reports which it or any of its officers or directors files with the Commission, the American Stock Exchange (the "AMEX") or with any other securities exchange on which any of the securities of the Company are then listed or proposed to be listed, copies of all press releases and other statements made generally available by the Company to the public concerning material developments in the business of the Company and its Subsidiaries and copies of material communications sent to or received from stockholders, directors or committees of the Board of Directors of the Company or any of its Subsidiaries and copies of all material communications sent to and received from any lender to the Company; and

         (g) with reasonable promptness such other information and financial data concerning the Company as any person entitled to receive materials under this Section 9.2 may reasonably request.

         9.3. Notice of Adverse Change. The Company shall promptly give notice to all holders of any Securities (but in any event within seven (7) days) after becoming aware of the existence of any condition or event which constitutes, or the occurrence of, any of the following:

         (a) any Event of Noncompliance;

         (b) any other Event of Default;

         (c) the institution or threatening of institution of an action, suit or proceeding against the Company or any Subsidiary before any court, administrative agency or arbitrator, including, without limitation, any action of a foreign government or instrumentality, which, if adversely decided, could materially adversely affect the business, prospects, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole whether or not arising in the ordinary course of business; or

         (d) any information relating to the Company or any Subsidiary which could reasonably be expected to materially and adversely affect the assets, property, business or condition (financial or otherwise) of the Company or its ability to perform the terms of this Agreement. Any notice given under this
Section 9 shall specify the nature and period of existence of the condition, event, information, development or circumstance, the anticipated effect thereof and what actions the Company has taken and/or proposes to take with respect thereto.

         9.4. Compliance With Agreements; Compliance With Laws. The Company shall comply and cause its Subsidiaries to comply, with the terms and conditions of all material agreements, commitments or instruments to which the Company or any of its Subsidiaries is a party or by which it or they may be bound. The Company shall and shall cause each of its Subsidiaries to duly comply in all material respects with any material laws, ordinances, rules and regulations of any foreign, Federal, state or local government or any agency thereof, or any writ, order or decree, and conform to all valid requirements of governmental authorities relating to the conduct of their respective businesses, properties or assets, including, but not limited to, the requirements of the FDA Act, the Prescription Drug Marketing Act, the CSA, the Employee Retirement Income Security Act of 1978, the Environmental Protection Act, the Occupational Safety and Health Act, the Foreign Corrupt Practices Act and the rules and regulations of each of the agencies administering such acts.

         9.5. Protection of Licenses, etc. The Company shall and shall cause its Subsidiaries to, maintain, defend and protect to the best of their ability licenses and sublicenses (and to the extent the Company or a Subsidiary is a licensee or sublicensee under any license or sublicense, as permitted by the license or sublicense agreement), trademarks, trade names, service marks, patents and applications therefor and other proprietary information owned or used by it or them and shall keep duplicate copies of any licenses, trademarks, service marks or patents owned or used by it, if any, at a secure place selected by the Company.

         9.6. Accounts and Records; Inspections.

         (a) The Company shall keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to the business and affairs of the Company and its Subsidiaries in accordance with generally accepted accounting principles applied on a consistent basis.

         (b) The Company shall permit each holder of any Securities or any of such holder's officers, employees or representatives during regular business hours of the Company, upon reasonable notice and as often as such holder may reasonably request, to visit and inspect the offices and properties of the Company and its Subsidiaries and (i) to make extracts or copies of the books, accounts and records of the Company or its Subsidiaries, and (ii) to discuss the affairs, finances and accounts of the Company and its Subsidiaries, with the Company's (or Subsidiary's) directors and officers, its independent public accountants, consultants and attorneys.

         (c) Nothing contained in this Section 9.6 shall be construed to limit any rights which a holder of any Securities (a "Holder") may have with respect to the books and records of the Company and its Subsidiaries, to inspect its properties or to discuss its affairs, finances and accounts.

         9.7. Independent Accountants. The Company will retain a firm of independent certified public accountants approved by a majority of the directors designated by the Purchasers pursuant to Section 9.8 of this Agreement (an "Approved Accounting Firm") to audit the Company's financial statements at the end of each fiscal year. In the event the services of the Approved Accounting Firm or any firm of independent public accountants hereafter employed by the Company are terminated, the Company will promptly thereafter request the firm of independent public accountants whose services are terminated to deliver to any Holders a letter of such firm setting forth its understanding as to the reasons for the termination of their services and whether there were, during the two most recent fiscal years or such shorter period during which said firm had been retained by the Company any disagreements between them and the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In its notice, the Company shall state whether the change of accountants was recommended or approved by the Board of Directors or any committee thereof. In the event of such termination, the Company will promptly thereafter engage another Approved Accounting Firm.

         9.8. Board Members and Meetings.

         (a) The Company agrees to hold meetings of its Board of Directors at least four (4) times a year, at no more than three-month intervals. So long as the Purchasers own any Securities, the Purchasers shall have the right to designate for nomination two persons to be members of the Company's Board of Directors and the Company shall cause such designees to be elected on the Closing Date. The Purchasers shall have the right to designate an additional person to be a member of the Board of Directors commencing with the first Annual Meeting of Stockholders of the Company to be held after the Closing Date and, so long as the Purchasers own any Securities, at each annual meeting of Stockholders held thereafter, the Purchaser shall have the right to nominate three designees to be members of the Board of Directors. The Purchasers shall also have the right at all times so long as the Purchasers own any Securities to designate one additional person to attend all meetings of the Board of Directors or committees thereof as an observer.

         (b) If at any time the Board of Directors designates a committee or committees to act on behalf of the Board, at least one of the directors designated by the Purchasers shall be a member of such committee or committees.

         (c) The following matters require the approval of a majority of the directors designated by the Purchasers: (i) approval of budgets; (ii) the issuance by the Company of any capital stock at a price below the current market price of such stock; (iii) any amendment of the Certificate of Incorporation or By-Laws of the Company; (iv) any action to be taken by the Company which would result in a Change of Control; and (v) the selection of an Approved Accounting Firm;

         9.9. Maintenance of Office. The Company will maintain its principal office at the address of the Company set forth in Section 17.5 of this Agreement where notices, presentments and demands in respect of this Agreement and any of the Securities may be made upon the Company, until such time as the Company shall notify the holders of the Securities in writing, at least thirty (30) days prior thereto, of any change of location of such office.

         9.10. Use of Proceeds. The Company shall use all the proceeds received from the sale of the Securities pursuant to this Agreement for the purposes set forth in Section 9.10 of the Schedule of Exceptions.

         9.11. Key Man Life Insurance. Within 90 days after the Closing Date, the Company shall obtain a five year (or longer) "key man" insurance policy on the life of Michael Reicher, naming the Company as beneficiary. Such policy shall be issued by an insurance company licensed to do business in New York and having a rating from Best's not less than "A". The policy shall provide that duplicate copies of premium notices shall be delivered to each Purchaser simultaneously with delivery to the Company. The Company covenants that it will not cancel any key man life insurance policy referred to herein without the prior written consent of the holders of a majority of the outstanding principal amount of the Debentures. The Company will pay the premiums on the insurance policy referred to in this Section 9.11 at least ten (10) days prior to the due date thereof and, simultaneously with such payment, will deliver proof of payment to the Purchasers.

         9.12. Payment of Debentures. The Company shall pay the principal of and interest on the Debentures in the time, the manner and the form provided therein.

         9.13. Reporting Requirements. The Company shall comply with its reporting and filing obligations pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall provide copies of such reports, including, without limitation, reports on Form 10-K, 10-Q, 8-K and Schedule 14A promulgated under the Exchange Act, or substantially the same information required to be contained in any successor form, to each holder of Securities promptly upon filing with the Commission.

         9.14. Authorization of Shares of Common Stock for Issuance Upon Conversion of Debentures and Exercise of Warrants and Voting Rights for Debenture Holders. The Company will present to its shareholders for consideration at the next annual meeting of the Company's shareholders, to occur on or prior to June 30, 1998, a proposal to amend the Company's Certificate of Incorporation to (a) increase the number of authorized shares of the Company's common stock available for issuance from 20,000,000 to 40,000,000 shares in order to provide for a sufficient number of authorized shares to be available and reserved for issuance upon conversion of the Debentures and exercise of the Warrants and (b) provide that holders of Debentures shall have the right to vote as part of a single class with all holders of Common Stock of the Company on all matters to be voted on by such stockholders with such Holder having such number of votes as shall equal the number of votes they would have had such Holders converted the entire outstanding principal amount of the Debentures into Shares immediately prior to the record date relating to such vote. Upon receipt of approval from the Company's shareholders to increase the Company's authorized shares from 20,000,000 to 40,000,000 shares, the Company will at all times cause there to be reserved for issuance a sufficient number of Shares upon conversion of the Debentures and exercise of the Warrants.

         9.15. Listing of Common Stock. As promptly as practicable after the Closing Date, the Company shall file the appropriate applications for listing on the AMEX of the maximum number of Shares available under the Company's authorized shares which are not otherwise reserved for issuance pursuant to outstanding options, warrants and other convertible securities. As promptly as practicable following receipt of shareholder approval of the amendment to the Company's Certificate of Incorporation contemplated in Section 9.14 hereof, the Company shall file the appropriate applications for listing with the AMEX the Shares not covered by the listing application filed by the Company in accordance with the preceding sentence. The Company shall use its best efforts and work diligently to accomplish such listings as promptly as practicable after the Closing Date.

         9.16. HSR Act Filing. The Purchasers acknowledge and agree that until the filing, if required, of all Pre-Merger Notifications and reports ("Notifications") pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the issuance of the Securities and the expiration or termination of all applicable waiting periods thereunder, a Certificate of Amendment to the Certificate of Incorporation of the Company providing for voting rights for the Holders will not be filed. The Company agrees to file all Notifications, if any, required to be filed by it under the HSR within sixty (60) days after the date hereof.

         9.17. Further Assurances. From time to time the Company shall execute and deliver to the Purchasers and the Purchasers shall execute and deliver to the Company such other instruments, certificates, agreements and documents and take such other action and do all other things as may be reasonably requested by the other party in order to implement or effectuate the terms and provisions of this Agreement and any of the Securities.

                                    ARTICLE X

                               NEGATIVE COVENANTS

         The Company hereby covenants and agrees, so long as any Purchaser owns any Debentures, it will not (and not allow any of its Subsidiaries to), directly or indirectly, without the prior written consent of the holders of at least a majority in aggregate principal amount of the Debentures then outstanding, as follows:

         10.1. Payment of Dividends; Stock Purchase. Declare or pay any cash dividends on, or make any distribution to the holders of, any shares of capital stock of the Company, other than dividends or distributions payable in such capital stock, or purchase, redeem or otherwise acquire or retire for value any shares of capital stock of the Company or warrants or rights to acquire such capital stock.

         10.2. Stay, Extension and Usury Laws. At any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereinafter in force, which may affect the covenants or the performance of the Debentures, the Company hereby expressly waiving all benefit or advantage of any such law, or by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holders but will suffer and permit the execution of every such power as though no such law had been enacted.

         10.3. Reclassification. Effect any reclassification, combination or reverse stock split of the common stock of the Company.

         10.4. Liens. Except as otherwise provided in this Agreement, create, incur, assume or permit to exist any mortgage, pledge, lien, security interest or encumbrance on any part of its properties or assets, or on any interest it may have therein, now owned or hereafter acquired, nor acquire or agree to acquire property or assets under any conditional sale agreement or title retention contract, except that the foregoing restrictions shall not apply to:

         (a) liens for taxes, assessments and other governmental charges, if payment thereof shall not at the time be required to be made, and provided such reserve as shall be required by generally accepted accounting principles consistently applied shall have been made therefor;

         (b) liens of workmen, materialmen, vendors, suppliers, mechanics, carriers, warehouseman and landlords or other like liens, incurred in the ordinary course of business for sums not then due or being contested in good faith, if an adverse decision in which contest would not materially affect the business of the Company;

         (c) liens securing indebtedness of the Company or any Subsidiaries which (i) is permitted under Section 10.5(h) or (ii) is in an aggregate principal amount not exceeding $500,000 and which liens are subordinate to liens on the same assets held by the Holders;

         (d) statutory liens of landlords, statutory liens of banks and rights of set-off, and other liens imposed by law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by generally accepted accounting principles shall have been made for any such contested amounts;

         (e) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

         (f) any attachment or judgment lien not constituting an Event of Default;

         (g) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

         (h) any (i) interest or title of a lessor or sublessor under any lease,
(ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

         (i) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

         (j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

         (k) liens securing obligations (other than obligations representing debt for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Company and its Subsidiaries;

         (l) the liens listed in Section 10.4 of the Schedule of Exceptions ("Permitted Liens"); and

         (m) the replacement, extension or renewal of any lien permitted by this
Section 10.4 upon or in the same property theretofore subject or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the indebtedness secured thereby.

         10.5. Indebtedness. Create, incur, assume, suffer, permit to exist, or guarantee, directly or indirectly, any indebtedness, excluding, however, from the operation of the covenant:

                  (a) any indebtedness or the incurring, creating or assumption of any indebtedness secured by liens permitted by the provisions of Section 10.4
(c) above;

                  (b) the endorsement of instruments for the purpose of deposit or collection in the ordinary course of business;

                  (c) indebtedness which may, from time to time be incurred or guaranteed by the Company which in the aggregate principal amount does not exceed $500,000 and is subordinate to the indebtedness under this Agreement;

                  (d) indebtedness existing on the date hereof and described in
Section 10.5 of the Schedule of Exceptions;

                  (e) indebtedness relating to contingent obligations of the Company and its Subsidiaries under guaranties in the ordinary course of business of the obligations of suppliers, customers, and licensees of the Company and its Subsidiaries;

                  (f) indebtedness relating to loans from the Company to its Subsidiaries;

                  (g) indebtedness relating to capital leases in an amount not to exceed $500,000;

                  (h) indebtedness relating to a working capital line of credit in an amount not to exceed $5,000,000;

                  (i) accounts or notes payable arising out of the purchase of merchandise or services in the ordinary course of business; or

                  (j) indebtedness (if any) expressly permitted by, and in accordance with, the terms and conditions of this Agreement.

         For purposes hereof, the term "indebtedness" shall mean and include (A) all items which would be included on the liability side of a balance sheet of the Company (or a Subsidiary) as of the date on which indebtedness is to be determined, excluding capital stock, surplus, capital and earned surplus reserves, which, in effect, were appropriations of surplus or offsets to asset values (other than reserves in respect of obligations, the amount, applicability or validity of which is, at such date, being contested by such corporation), deferred credits of amounts representing capitalization of leases; (B) the full amount of all indebtedness of others guaranteed or endorsed (otherwise than for the purpose of collection) by the Company (or Subsidiary) for which the Company (or Subsidiary) is obligated, contingently or otherwise, to purchase or otherwise acquire, or for the payment or purchase of which the Company (or Subsidiary) has agreed, contingently or otherwise, to advance or supply funds, or with respect to which the Company (or Subsidiary) is contingently liable, including, without limitation, indebtedness for borrowed money and indebtedness guaranteed or supported indirectly by the Company (or Subsidiary) through an agreement, contingent or otherwise (1) to purchase the indebtedness, or (2) to purchase, sell, transport or lease (as lessee or lessor) property, or to purchase or sell services at prices or in amounts designed to enable the debtor to make payment of the indebtedness or to assure the owner of the indebtedness against loss, or (3) to supply funds to or in any other manner invest in the debtor; and (C) indebtedness secured by any mortgage, pledge, security interest or lien whether or not the indebtedness secured thereby shall have been assumed; provided, however, that such term shall not mean and include any indebtedness
(x) in respect to which monies sufficient to pay and discharge the same in full shall have been deposited with a depositary, agency or trustee in trust for the payment thereof, or (y) as to which the Company (or Subsidiary) is in good faith contesting, provided that an adequate reserve therefor has been set up on the books of the Company (or Subsidiary).

         10.6. Merger, Consolidation, etc. Merge or consolidate with any person (except that the Company may merge with any wholly-owned Subsidiary so long as the Company is the surviving corporation in such merger), or sell, transfer, lease or otherwise dispose of 10% or more of its consolidated assets (as shown on the most recent financial statements of the Company or the Subsidiary, as the case may be) in any single transaction or series of related transactions (other than the sale of inventory in the ordinary course of business), or liquidate, dissolve, recapitalize or reorganize in any form of transaction, or acquire all or substantially all of the capital stock or assets of another business or entity.

         10.7. Amendment of Charter Documents. Except as contemplated by this Agreement, make any amendment to the Certificate of Incorporation as heretofore amended, or By-Laws, as heretofore amended, of the Company or the Certificate of Incorporation or By-Laws of any of its Subsidiaries.

         10.8. Loans and Advances. Except for loans and advances outstanding as of the Closing Date and set forth in Section 10.8 of the Schedule of Exceptions, directly or indirectly, make any advance or loan to, or guarantee any obligation of, any person, firm or entity, except for (i) loans to employees of the Company not in excess of $25,000 to any one employee or $100,000 in the aggregate where such loan(s) are necessary under exigent circumstances of such employee(s) as determined by the Board of Directors, or (ii) intercompany loans or advances and those provided for in this Agreement.

         10.9. Intercompany Transfers; Transactions With Affiliates; Diversion of Corporate Opportunities.

         (a) Make any intercompany transfers of monies or other assets in any single transaction or series of transactions, except as otherwise permitted in this Agreement.

         (b) Engage in any transaction with any of the officers, directors, employees or affiliates of the Company or of its Subsidiaries, except on terms no less favorable to the Company or the Subsidiary as could be obtained at Arm's Length (as hereinafter defined).

         (c) Divert (or permit anyone to divert) any business or opportunity of the Company or Subsidiary to any other corporate or business entity.

         10.10. Personal Expenses. Except as set forth in Section 10.10 of the Schedule of Exceptions, permit any person to charge to the Company (or any of its Subsidiaries) any expense not directly related to the business of the Company (or Subsidiary), including, without limitation, expenses for country and health club membership fees and expenses, and personal travel and entertainment expenses, or reimburse such person for any such expense.

         10.11. Other Business. Enter into or engage, directly or indirectly, in any business other than the business currently conducted or proposed to be conducted as contemplated by this Agreement by the Company or any Subsidiary.

         10.12. Investments. Make any investments in, or purchase any stock, option, warrant, or other security or evidence of indebtedness of, any person or entity (exclusive of any Subsidiary), other than obligations of the United States Government or certificates of deposit or other instruments maturing within one year from the date of purchase from financial institutions with capital in excess of $100 million.

         10.13. Benefit Plans. Except as contemplated by this Agreement: (a) enter into any agreement to provide for or otherwise establish any written or unwritten employee benefit plan, program or other arrangement of any kind, covering current or former employees of the Company or its Subsidiaries except for (i) any such plan, program or arrangement expressly permitted under an agreement listed in Section 10.13 of the Schedule of Exceptions, and (ii) any such plan, program or arrangement which a company similar to the Company in size and financial condition, and which is engaged in a business substantially similar to the business of the Company and its Subsidiaries, would establish or implement for the benefit of its employees in the ordinary course of business; provided, however, that no such plan, program or arrangement may be established or implemented if such action would have a material affect on the terms of employment of the employees of the Company or its Subsidiaries, or (b) provide for or agree to any material increase in any benefit provided to current or former employees of the Company or its Subsidiaries over that which is provided to such individuals pursuant to a plan or arrangement disclosed in Section 4.18 of the Schedule of Exceptions to this Agreement as of the Closing Date. For purpose of this Section, a "material increase" shall not include any cost of living increase or similar regular increase agreed to pursuant to the Collective Bargaining Agreement between Halsey Drug Co., Inc. and the Drug, Chemical, Cosmetic, Plastics and Affiliated Industries Warehouse Employees Local 815, International Brotherhood of Teamsters.

         10.14. Capital Expenditures. Other than for a capital expenditure contained in any budget approved by the Board of Directors, including a majority of the directors designated by the Purchasers, or capital expenditures not contained in any such budget, but which do not exceed $100,000 in the aggregate during any fiscal year of the Company, make or commit to make any capital expenditures.

         10.15. Arm's Length Transactions. Enter into any transaction, contract or commitment or take any action other than at Arm's Length. For purposes hereof the term "Arm's Length" means a transaction or negotiation in which each party is completely independent of the other, seeks to obtain terms which are most favorable to it and has no economic or other interest in making concessions to the other party.

                                   ARTICLE XI

                               REGISTRATION RIGHTS

         11.1. Restrictive Legend. Each certificate representing (i) any Debenture, (ii) the Warrants or (iii) any Shares or other securities issued in respect of the Debentures, Warrants or Shares, upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event or upon the exercise of the Warrants or conversion of the Debentures, shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):


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
    "THIS [NAME OF SECURITY] [AND THE COMMON STOCK ISSUABLE UPON [CONVERSION] [EXERCISE] HEREOF] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL TO THE HOLDER OF SUCH [NAME OF SECURITY] REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH [NAME OF SECURITY] [AND/OR COMMON STOCK] MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

         11.2. Certain Definitions. As used in this Article 11, the following terms shall have the following respective meanings:

         "Holders" shall mean the Purchasers or any person to whom a Purchaser or transferee of a Purchaser has assigned any Debenture, Warrants or Shares.

         "Initiating Holders" shall mean any persons who in the aggregate are Holders of at least a majority of the Shares.

         "Registrable Securities" shall mean any Shares issued upon exercise of the Warrants, conversion of any Debenture or in respect of the Shares issued upon exercise of the Warrants or conversion of any Debenture upon any stock split, stock dividend, recapitalization or similar event.

         "Requesting Stockholders' shall mean holders of securities of the Company entitled to have securities included in any registration pursuant to
Section 11.3 and who shall request such inclusion.

         The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

         "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Sections 11.3 and 11.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, reasonable fees and disbursements of one counsel for all the selling Holders for a "due diligence" examination of the Company, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company), exclusive of Selling Expenses.


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
         "Restricted Securities" shall mean the securities of the Company required to bear or bearing the legend set forth in Section 11.1 hereof.

         "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for any Holder, except as otherwise provided herein.

         11.3. Requested Registration.

         (a) Requests for Registration. The Initiating Holders may request registration under the Securities Act of all or part of their Registrable Securities. Within ten (10) days after receipt of any such request, the Company will give written notice of such requested registration to all other Holders of Registrable Securities and any other stockholder having registration rights which entitle it to participate in such registration. The Company will include in such registration all Registrable Securities with respect to which it has received written requests for inclusion therein within fifteen (15) days after receipt of the Company's notice. The Company shall cause its management to cooperate fully and to use its best efforts to support the registration of the Registrable Securities and the sale of the Registrable Securities pursuant to such registration as promptly as is practicable. Such cooperation shall include, but not be limited to, management's attendance and reasonable presentations in respect of the Company at road shows with respect to the offering of Registrable Securities. The registration requested under this Section 11.3(a) is referred to herein as a "Demand Registration."

         (b) Number of Registrations. The Holders of Registrable Securities will be entitled to request one (1) Demand Registration for which the Company will pay all Registration Expenses. A registration will not count as a Demand Registration until it has become effective; provided, however, that whether or not it becomes effective the Company will pay all Registration Expenses in connection with any registration so initiated.

         (c) Priority on Demand Registrations. If a Demand Registration is an underwritten offering, and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities requested to be included exceeds the number which can be sold in such offering, the Company will include in such registration such number of Shares, which in the opinion of such underwriters, may be sold, allocated among the Holders electing to participate pro rata in accordance with the amounts of securities requested to be so included by the respective Holders. The Company will not include in any Demand Registration any securities which are not Registrable Securities without the written consent of the Holders of a majority of the Registrable Securities requesting such registration. Any persons other than Holders of Registrable Securities who participate in a Demand Registration which is not at the Company's expense must pay their share of the Registration Expenses. A registration shall not count as a Demand Registration if some or all of the Shares which any Holder desires to include therein are not included due to the determination of the managing underwriters referred to in the first sentence of this Section 11.3(c).

         (d) Restrictions on Demand Registrations. The Company will not be obligated to effect any Demand Registration within six (6) months after the effective date of a previous registration in which the Holders of Registrable Securities were given piggyback rights pursuant to Section 11.4 other than a registration of Registrable Securities intended to be offered on a continuous or delayed basis under Rule 415 or any successor rule under the Securities Act (a "Shelf Registration").

         11.4. Piggyback Registrations.

         (a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration or pursuant to a registration on Forms S-4 or S-8 or any successors to such forms) and the registration form to be used may be used for the registration and contemplated disposition of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice to all Holders of Registrable Securities of its intention to effect such a registration. The Company will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within thirty (30) days after the receipt of the Company's notice.

         (b) Piggyback Expenses. The Registration Expenses of the Holders of Registrable Securities will be paid by the Company.

         (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities and securities of the Company with respect to which similar registration rights have heretofore been granted and requested to be included in such registration, pro rata in accordance with the amounts of Registrable Securities and such securities requested to be so included by the respective Holders and holders of such securities of the Company; and (iii) third, any other securities requested to be included in such registration.

         (d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, the Registrable Securities and securities of the Company with respect to which similar registration rights have heretofore been granted and requested to be included in such registration, pro rata in accordance with the amounts of Registrable Securities and such securities requested to be so included by the respective Holders and holders of such securities of the Company, and (iii) third, other securities requested to be included in such registration.

         (e) Other Restrictions. The Company hereby agrees that if it has previously filed a registration statement with respect to Registrable Securities pursuant to Section 11.3 or pursuant to this Section 11.4, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any other similar form for employee benefit plans), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six (6) months has elapsed from the effective date of such previous registration or, if sooner, until all Registrable Securities included in such previous registration have been sold.

         11.5. Holdback Agreements.

         (a) Each Holder of Registrable Securities which is a party to this Agreement agrees not to effect any public sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration) or, if sooner, until all Registrable Securities included within such registration have been sold.

         (b) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any other similar form for employee benefit plans) or, if sooner, until all Registrable Securities included within such registration have been sold, and
(ii) to use its reasonable best efforts to cause each holder of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution of any such securities during such period (except as part of such underwritten registration, if otherwise permitted) or, if sooner, until all Registrable Securities included within such registration have been sold.

         11.6. Registration Procedures. Whenever the Holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Article 11, the Company will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

         (a) prepare and file with the Commission a registration statement with respect to such Registrable Securities, which registration statement will state that the Holders of Registrable Securities covered thereby may sell such Registrable Securities either under such registration statement or, at any Holder's proper request, pursuant to Rule 144 (or any similar rule then in effect), and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel);

         (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period set forth in Section 11.6(j) hereof and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

         (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

         (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

         (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

         (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

         (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

         (h) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the Holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, using its best efforts to effect a stock split or a combination of shares);

         (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; and

         (j) keep each registration statement effective until the earlier to occur of (i) the Holder or Holders have completed the distribution described in the registration statement relating thereto (including a Shelf Registration) and
(ii) two years.

         11.7. Expenses of Registration. All Registration Expenses incurred in connection with a registration, qualification or compliance pursuant to this
Article 11 shall be borne by the Company, and all Selling Expenses shall be borne by the Holders and the Requesting Stockholders of the securities so registered pro rata on the basis of the number of their shares so registered; provided, however, that the Company shall not be required to pay any Registration Expenses if, as a result of the withdrawal of a request for registration by Initiating Holders, the registration statement does not become effective, in which case the Holders and Requesting Stockholders requesting registration shall bear such Registration Expenses pro rata on the basis of the number of their shares so included in the registration request, and, further, that such registration shall not be counted as a Demand Registration pursuant to
Section 11.3.

         11.8. Indemnification.

         (a) The Company will indemnify each Holder, each Holder's officers, directors and partners, and each person controlling such Holder, with respect to which registration, qualification or compliance of such Holder's securities has been effected pursuant to this Article 11, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document (including any related registration statement notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each Holder's officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or action arises out of or is based on any untrue statement or omission of material fact based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein.

         (b) Each Holder and Requesting Stockholder will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of the Company's directors and officers and each underwriter, if any, of the Company's securities covered by such registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other Holder and Requesting Stockholder and each of their officers, directors and partners, and each person controlling such Holder or Requesting Stockholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, its officers and directors, each underwriter, each person controlling the Company or such underwriter, each other Holder and Requesting Stockholders, their officers, directors, partners and control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder or Requesting Stockholder and stated to be specifically for use therein; provided, however, that the obligations of each Holder and Requesting Stockholders hereunder shall be limited to an amount equal to the proceeds to each such Holder or Requesting Stockholder of securities sold as contemplated herein.

         (c) Each party entitled to indemnification under this Section 11.8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld and for such purpose approval is hereby given for Wolf, Block, Schorr and Solis-Cohen LLP ("Wolf, Block") to be such counsel), and the Indemnified Party may participate in such defense at such party's expense, and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article 11 unless such failure has had a material adverse effect on such claim. The parties to this Agreement reserve any rights to claim under this Agreement for damages actually incurred by reason of any failure of the Indemnified Party to give prompt notice of a claim. To the extent counsel for the Indemnifying Party shall in such counsel's reasonable judgment, have a conflict in representing an Indemnified Party in conjunction with the Indemnifying Party or other Indemnified Parties, such Indemnified Party shall be entitled to separate counsel at the expense of the Indemnifying Party subject to the approval of such counsel by the Indemnified Party (whose approval shall not be unreasonably withheld and for such purpose approval is hereby given for Wolf, Block to be such counsel). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and any litigation resulting therefrom.

         11.9. Information by Holders. Each Holder of Registrable Securities, and each Requesting Stockholder holding securities included in any registration, shall furnish to the Company such information regarding such Holder or Requesting Stockholder and the distribution proposed by such Holder or Requesting Stockholder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Article 11.

         11.10. Limitations on Registration of Issues of Securities. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder the right to require the Company to register any securities of the Company equal to or more favorable than the rights granted under this Article 11. Any right given by the Company to any holder or prospective holder of the Company's securities in connection with the registration of securities shall be conditioned such that it shall be consistent with the provisions of this Article 11 and with the rights of the Holders provided in this Agreement and such holder or prospective holder agrees to be bound by the terms of this Article 11.

         11.11. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

         (a) make and keep public information available as those terms are understood and defined and interpreted in and under Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to anyone other than its employees;

         (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act at any time after it has become subject to such reporting requirements; and

         (c) so long as the Purchaser owns any Restricted Securities, furnish to the Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to anyone other than its employees), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing the Purchaser to sell any such securities without registration.

         11.12. Participation in Underwritten Registrations. No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

         11.13. Selection of Underwriters. If any Demand Registration is an underwritten offering, the Holders of a majority of the Registrable Securities included in such registration have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the approval of the Company (which approval will not be unreasonably withheld). If any registration other than a Demand Registration is an underwritten offering, the Company will have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the approval of the Holders of a majority of the Registrable Securities included in such registration (which approval will not be unreasonably withheld).

         11.14. Termination of Registration Rights. The rights of Holders to request a Demand Registration or participate in a Piggyback Registration shall expire on March 10, 2007.

                                   ARTICLE XII

                               EVENTS OF DEFAULTS

         12.1. Events of Default. If any of the following events (herein called an "Event of Default") shall occur and be continuing:

         (a) if the Company shall default in the payment of (i) any part of the principal of any Debenture, when the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or (ii) the interest on any Debenture; when the same shall become due and payable; and in each case such default shall have continued without cure for ten
(10) days after written notice (a "Default Notice") is given to the Company of such default;

         (b) If the Company shall default in the performance of any of the covenants contained in Articles 9 or 10 and such default shall have continued without cure for fifteen (15) days after a Default Notice is given to the Company with respect to such covenant by any Holder or Holders of the Debentures (the Company to give forthwith to all other Holders of the Debentures at the time outstanding written notice of the receipt of such Default Notice, specifying the default referred to therein);

         (c) If the Company shall default in the performance of any other material agreement or covenant contained in this Agreement and such default shall not have been remedied to the satisfaction of the Holder or Holders of at least a majority in aggregate principal amount of the Debentures then outstanding, within thirty-five (35) days after a Default Notice shall have been given to the Company (the Company to give forthwith to all other Holders of Debentures at the time outstanding written notice of the receipt of such Default Notice, specifying the default referred to therein);

         (d) If any representation or warranty made in this Agreement or in or any certificate delivered pursuant hereto shall prove to have been incorrect in any material respect when made;

         (e) If any default shall occur under any indenture, mortgage, agreement, instrument or commitment evidencing or under which there is at the time outstanding any indebtedness of the Company or a Subsidiary, in excess of $100,000, or which results in such indebtedness, in an aggregate amount (with other defaulted indebtedness) in excess of $250,000 becoming due and payable prior to its due date and if such indenture or instrument so requires, the holder or holders thereof (or a trustee on their behalf) shall have declared such indebtedness due and payable;

         (f) If any of the Company or its Subsidiaries shall default in the observance or performance of any term or provision of an agreement to which it is a party or by which it is bound which default will have a material adverse effect on the Company and its Subsidiaries, taken as a whole, and such default is not waived or cured within the applicable grace period;

         (g) If a final judgment which, either alone or together with other outstanding final judgments against the Company and its Subsidiaries, exceeds an aggregate of $250,000 shall be rendered against the Company or any Subsidiary and such judgment shall have continued undischarged or unstayed for thirty-five
(35) days after entry thereof;

         (h) If the Company or any Subsidiary shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts; or if the Company or any Subsidiary shall suffer a receiver or trustee for it or substantially all of its assets to be appointed, and, if appointed without its consent, not to be discharged or stayed within ninety (90) days; or if the Company or any Subsidiary shall suffer proceedings under any law relating to bankruptcy, insolvency or the reorganization or relief of debtors to be instituted by or against it, and, if contested by it, not to be dismissed or stayed within ninety (90) days; or if the Company or any Subsidiary shall suffer any writ of attachment or execution or any similar process to be issued or levied against it or any significant part of its property which is not released, stayed, bonded or vacated within ninety (90) days after its issue or levy; or if the Company or any Subsidiary takes corporate action in furtherance of any of the aforesaid purposes or conditions;

         (i) Prior to July 1, 1998, the directors or the shareholders of the Company do not approve an amendment to the Certificate of Incorporation of the Company to (a) increase the number of authorized shares of Common Stock from 20,000,000 to [40,000,000] and (b) give the holders of Debentures voting rights as set forth in Section 9.14 of this Agreement; or

         (j) If three designees of the Purchasers are not elected as directors of the Company prior to July 1, 1998.

         12.2. Remedies.

         (a) Upon the occurrence of an Event of Default, any Holder or Holders of a majority in aggregate principal amount of the Debentures at the time outstanding may at any time (unless all defaults shall theretofore have been remedied) at its or their option, by written notice or notices to the Company (i) declare all the Debentures to be due and payable, whereupon the same shall forthwith mature and become due and payable, together with interest accrued thereon, without presentment, demand, protest or notice, all of which are hereby waived; and (ii) declare any other amounts payable to the Purchasers under this Agreement or as contemplated hereby due and payable.

         (b) Notwithstanding anything contained in Section 12.2(a), in the event that at any time after the principal of the Debentures shall so become due and payable and prior to the date of maturity stated in the Debentures all arrears of principal of and interest on the Debentures (with interest at the rate specified in the Debentures on any overdue principal and, to the extent legally enforceable, on any interest overdue) shall be paid by or for the account of the Company, then the holder or holders of at least a majority in aggregate principal amount of the Debentures then outstanding, by written notice or notices to the Company, may (but shall not be obligated to) waive such Event of Default and its consequences and rescind or annul such declaration, but no such waiver shall extend to or affect any subsequent Event of Default or impair any right resulting therefrom. If any holder of a Debentures shall give any notice or take any other action with respect to a claimed default, the Company, forthwith upon receipt of such notice or obtaining knowledge of such other action will give written notice thereof to all other holders of the Debentures then outstanding, describing such notice or other action and the nature of the claimed default.

         12.3. Enforcement. In case any one or more Events of Default shall occur and be continuing, the Holder of a Debenture then outstanding may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in such Debenture or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law. Each Holder agrees that it will give written notice to the other Holders prior to instituting any such action. In case of a default in the payment of any principal of or interest on any Debenture, the Company will pay to the Holder thereof such further amount as shall be sufficient to cover the cost and the expenses of collection, including, without limitation, reasonable attorney's fees, expenses and disbursements. No course of dealing and no delay on the part of any Holder of any Debenture in exercising any rights shall operate as a waiver thereof or otherwise prejudice such Holder's rights. No right conferred hereby or by any Debenture upon any Holder thereof shall be exclusive of any other right referred to herein or therein or now available at law in equity, by statute or otherwise.


                                  ARTICLE XIII

                              AMENDMENT AND WAIVER

         This Agreement may not be amended, discharged or terminated (or any provision hereof waived) without the written consent of the Company and the Purchasers. Provided that such written consent of the Company and the Purchasers is given:

         (a) Holders of at least a majority in aggregate principal amount of the Debentures then outstanding may by written instrument amend or waive any term or condition of this Agreement relating to the rights or obligations of Holders of Debentures, which amendment or waiver operates for the benefit of such Holders, except that no such amendment or waiver shall (i) change the fixed maturity of any Debentures, the rate or the time of mandatory prepayment of principal thereof or payment of interest thereon, the principal amount thereof, without the consent of the holder of the Debentures so affected, (ii) change the aforesaid percentage of Debentures, the Holders of which are required to consent to any such amendment or waiver, without the consent of the holders of all the Debentures then outstanding or (iii) change the percentage of the amount of the Debentures, the Holders of which may declare the Debentures to be due and payable under Article 12.

         The Company and each Holder of a Debenture then or thereafter outstanding shall be bound by any amendment or waiver effected in accordance with the provisions of this Article 13, whether or not such Debenture shall have been marked to indicate such modification, but any Debenture issued thereafter shall bear a notation as to any such modification. Promptly after obtaining the written consent of the holders herein provided, the Company shall transmit a copy of such modification to all of the holders of the Debentures then outstanding.

         (b) Holders of at least a majority of the Shares then outstanding may by written instrument amend or waive any term or condition of this Agreement relating to the rights or obligations of holders of Shares, which amendment or waiver operates for the benefit of such holders but in no event shall the obligation of any holder of Shares hereunder be increased, except upon the written consent of such holder of Shares.

         The Company and each holder of a Share then or thereafter outstanding shall be bound by any amendment or waiver effected in accordance with the provisions of this Article 13, whether or not such Share shall have been marked to indicate such modification, but any Share issued thereafter shall bear a notation as to any such modification. Promptly after obtaining the written consent of the holders herein provided, the Company shall transmit a copy of such modification to all of the holders of the Shares then outstanding.

                                   ARTICLE XIV

                     EXCHANGE AND REPLACEMENT OF DEBENTURES

         14.1. Subject to Section 15.2, at any time at the request of any Holder of one or more of the Debentures to the Company at its office provided under
Section 9.9, the Company at its expense (except for any transfer tax or any other tax arising out of the exchange) will issue in exchange therefor new Debentures, in such denomination or denominations ($100,000 or any larger multiple of $100,000, plus one Debenture in a lesser denomination, if required) as such Holder may request, in aggregate principal amount equal to the unpaid principal amount of the Debenture or Debentures surrendered and substantially in the form thereof, dated as of the date to which interest has been paid on the Debenture or Debentures surrendered (or, if no interest has yet been so paid thereon, then dated the date of the Debenture or Debentures so surrendered) and payable to such person or persons or order as may be designated by such Holder.

         14.2. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Debenture and, in the case of any such loss, theft, or destruction, upon delivery of a bond of indemnity satisfactory to the Company (provided that if the holder is a Purchaser or a financial institution, its own agreement will be satisfactory), or in the case of any such mutilation, upon surrender and cancellation of such Debenture, the Company will issue a new Debenture of like tenor as if the lost, stolen, destroyed or mutilated Debenture were then surrendered for exchange in lieu of such lost, stolen, destroyed or mutilated Debenture.

                                   ARTICLE XV

                      TRANSFER OF AND PAYMENT OF DEBENTURES

         15.1. Notification of Proposed Sale.

         (a) Subject to Section 15.1(b), each holder of a Debenture by acceptance thereof agrees that it will give the Company ten (10) days written notice prior to selling or otherwise disposing of such Debenture. No such sale or other disposition shall be made unless (i) the holder shall have supplied to the Company an opinion of counsel for the holder reasonably acceptable to the Company to the effect that no registration under the Securities Act is required with respect to such sale or other disposition, or (ii) an appropriate registration statement with respect to such sale or other disposition shall have been filed by the Company and declared effective by the Commission.

         (b) If the Holder of a Debenture has obtained an opinion of counsel reasonably acceptable to the Company to the effect that the sale of its Debenture may be made without registration under the Securities Act pursuant to compliance with Rule 144 (or any successor rule under the Securities Act), the holder need not provide the Company with the notice required in Section 15.1(a).

         15.2. Payment. So long as a Purchaser shall be the holder of any Debenture, the Company will make payments of principal and interest to such Purchaser no later than 11 a.m. Eastern Time on the date when such payment is due. Payments shall be made by delivery to such Purchaser at such Purchaser's address furnished to the Company in accordance with this Agreement of a certified or official bank check drawn upon or issued by a bank which is a member of the New York Clearinghouse for banks or by wire transfer to such Purchaser's (or such Purchaser's nominee's) account at any bank or trust company in the United States of America. Each Purchaser further agrees that, before a Debenture is assigned or transferred, such Purchaser will make or cause to be made a notation thereon of principal payments previously made thereof and of the date to which interest thereon has been paid and will notify the Company of the name and address of the transferee of such Debenture if such name and address are known to the Purchaser.

                                   ARTICLE XVI

                  RIGHT OF FIRST REFUSAL; ADDITIONAL INVESTMENT

         16.1 Right of First Refusal. Each Holder of the Debentures, Holder of Shares (provided any Debentures remain outstanding and the Shares received upon conversion have not been sold, transferred or otherwise disposed of)(the "Common Holder") and Old Holders shall be entitled to the following right of first refusal:

                  (a) Except in the case of Excluded Securities (as hereinafter defined), the Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange (i) any shares of Common Stock, (ii) any other equity security of the Company, (iii) any debt security of the Company which by its terms is convertible into or exchangeable for, with or without consideration, any equity security of the Company, (iv) any security of the Company that is a combination of debt and equity or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity security or any such debt security of the Company (collectively, the "Equity Securities"), unless in each case, the Company shall have first offered to sell to the Holders of Debentures, the Common Holders and the Old Holders, the Equity Securities, at a price and on such other terms as shall have been specified by the Company in writing delivered to each of the Holders of Debentures, the Common Holders and the Old Holders (the "Offer"), which Offer by its terms shall remain open and irrevocable for a period of thirty (30) days from the date it is delivered by the Company to the Holders of Debentures, the Common Holders and the Old Holders; provided, however, that such issuance, sale or exchange of equity securities shall result in gross proceeds to the Company (whether at the time of issuance or upon conversion, exercise, or exchange thereof) of an amount in excess of $200,000 (the "Minimum Offering Threshold"). For purposes of computing the Minimum Offering Threshold, any offering, issuance, sale or exchange of Equity Securities during any rolling 12-month period shall be aggregated.

                  (b) Each of the Holders of Debentures, the Common Holders (provided the Debentures remain outstanding and the Shares received upon conversion has not been sold, transferred or otherwise disposed of) and the Old Holders shall have the right to purchase up to its pro rata share of the Equity Securities. The "pro rata share" of each Holder of Debentures, Common Holder and Old Holder shall be that amount of the Equity Securities multiplied by a fraction, the numerator of which is the sum of (i) of Shares underlying the Debenture held by such person if such person is the Holder of a Debenture, (ii) the number of Shares of Common Stock issued to such Common Holder upon conversion of a Debenture if such person is a Common Holder and (iii) the number of shares of Common Stock underlying the Prior Debenture held by such person if such person is an Old Holder, and the denominator of which is the sum of (x) the total number of shares of Common Stock underlying the Debentures issued pursuant to this Agreement and (y) the total number of shares of Common Stock into which the Prior Debentures are convertible on the date of this Agreement.

                  (c) Notice of the intention of each Holder of a Debenture, Common Holder or Old Holder to accept, in whole or in part, an offer shall be evidenced by a writing signed by such person, as the case may be, and delivered to the Company prior to the end of the 30-day period commencing with the date of such Offer (or, if later, within 10 days after the giving of any written notice of a material change in such Offer), setting forth such portion (specifying number of shares, principal amount or the like) of the Equity Securities as such person elects to purchase (the "Notice of Acceptance").

                  (d) In the event that all of the Holders of Debentures, Common Holders and Old Holders do not elect to purchase all of the Equity Securities, the persons which have provided notice of their intention to exercise the refusal rights as provided in subparagraph (c) above shall have the right to purchase, on a pro rata basis, any unsubscribed portion of the Equity Securities during a period of 10 days following the 30-day period provided in subparagraph
(c) above. Following such additional 10-day period, in the event the Holders of the Debentures, the Common Holders and the Old Holders have not elected to purchase all of the Equity Securities, the Company shall have 90 days from the expiration of the foregoing 40-day period to sell all or any part of such Equity Securities as to which a Notice of Acceptance has not been given by any of such persons (the "Refused Securities") to any other person or persons, but only upon terms and conditions in all material respects, including without limitation, unit price and interest rates (but excluding payment of legal fees of counsel of the purchaser), which are no more favorable, in the aggregate, to such other person or persons or less favorable to the Company than those set forth in the Offer. Upon the closing of the sale to such other person or persons of all the Refused Securities, which shall include payment of the purchase price to the Company in accordance with the terms of the Offer, if the Holders of Debentures, the Common Holders and/or Old Holders have timely submitted a Notice of Acceptance, it and/or they shall purchase from the Company, and the Company shall sell to such persons, as the case may be, the Equity Securities in respect of which a Notice of Acceptance was delivered to the Company, at the terms specified in the Offer. The purchase by the Holders, Common Holders and/or Old Holders of any Equity Securities is subject in all cases to the preparation, execution and delivery by the Company such persons of a purchase agreement and other customary documentation relating to such Equity Securities as is satisfactory in form and substance to such persons and each of their respective counsel.

                  (e) In each case, any Equity Securities not purchased by the Holders of Debentures, the Common Holders, the Old Holders or by a person or persons in accordance with Section 16.1(d) hereof may not be sold or otherwise disposed of until they are again offered to such persons under the procedures specified in Section 16.1(a), (c) and (d) hereof.

                  (f) The rights of the Holders of Debentures, the Common Holders and the Old Holders under this Section 16.1 shall not apply to the following securities (the "Excluded Securities"):

                           (i) Common Stock or options to purchase such Common Sock, issued to officers, employees or directors of, or consultants to, the Company, pursuant to any agreement, plan or arrangement approved by the Board of Directors of the Company;

                           (ii) Common Stock issued as a stock dividend or upon any stock split or other subdivision or combination of shares of Common Stock;

                           (iii) Common Stock issued upon conversion of the Debentures or exercise of the Warrants; and

                           (iv) any securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination.

                  (g) Notwithstanding anything to the contrary contained herein, a Holder of a Debenture or a Common Holder (other than an initial Purchaser) shall not be considered as such for purposes of this Section 16.1 only, unless such person then holds Debentures with an outstanding principal amount of at least $200,000 or Shares issued upon conversion of at least $200,000 in principal of Debentures or a combination of Debentures and Shares such that the outstanding principal of the Debentures held by such person plus the amount of principal of Debentures converted into Shares held by such person equals or exceeds $200,000.

         16.2 Additional Investment. Notwithstanding anything to the contrary contained in Section 16.1, prior to the expiration of 18 months after the date of this Agreement, the Purchasers (on a pro rata basis) only shall have the right to purchase additional Securities on the same terms and conditions as set forth herein for an aggregate purchase price of $5,000,000. Purchasers holding a majority in principal amount of the outstanding Debentures may elect to make such purchase by giving written notice of such election to the Company. The Old Holders shall not have any right to participate in such purchase of additional Securities unless (and then only to the extent that) they are Purchasers.

                                  ARTICLE XVII

                                  MISCELLANEOUS

         17.1. Governing Law. This Agreement and the rights of the parties hereunder shall be governed in all respects by the laws of the State of New York wherein the terms of this Agreement were negotiated.

         17.2. Survival. Except as specifically provided herein, the representations, warranties, covenants and agreements made herein shall survive
(a) any investigation made by the Purchasers and (b) the Closing.

         17.3. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon and enforceable by and against, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that the Company may not assign its rights hereunder.

         17.4. Entire Agreement. This Agreement (including the Exhibits hereto) and the other documents delivered pursuant hereto and simultaneously herewith constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.

         17.5. Notices, etc. All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if delivered either personally or by a nationally recognized courier service marked for next business day delivery or sent in a sealed envelope by first class mail, postage prepaid and either registered or certified, addressed as follows:

                           (a)      if to the Company:

                                    Halsey Drug Co., Inc.
                                    1827 Pacific Street
                                    Brooklyn, New York 11233
                                    Attention: Mr. Michael Reicher
                                    Chief Executive Officer

                           (b) if to a Purchaser, to the address set forth on Exhibit A attached hereto:

or to such other address with respect to any party hereto as such party may from time to time notify (as provided above) the other parties hereto. Any such notice, demand or communication shall be deemed to have been given (i) on the date of delivery, if delivered personally, (ii) on the date of facsimile transmission, receipt confirmed, (iii) one business day after delivery to a nationally recognized overnight courier service, if marked for next day delivery or (iv) five business days after the date of mailing, if mailed. Copies of any notice, demand or communication given to (x) the Company, shall be delivered to St. John & Wayne, L.L.C., Two Penn Plaza East, Newark, New Jersey 07105-2249
Attn.: John P. Reilly, Esq., or such other address as may be directed and (y) any Purchaser, shall be delivered to Wolf, Block, Schorr and Solis-Cohen LLP, 250 Park Avenue, New York, New York, 10177, Attn.: George Abrahams, Esq., or such other address as may be directed.

         17.6. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Securities upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence,therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement must be, made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

         17.7. Rights; Severability. Unless otherwise expressly provided herein, each Purchaser's rights hereunder are several rights, not rights jointly held with any other person. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         17.8. Agent's Fees.

         (a) The Company hereby (i) represents and warrants that except for HKS Company, Inc. which is being compensated in full by the issuance of Securities as set forth in Exhibit A, the Company has not retained a finder or broker in connection with the transactions contemplated by this Agreement and (ii) agrees to indemnify and to hold the Purchasers harmless of and from any liability for commission or compensation in the nature of an agent's fee to any broker, person or firm, and the costs and expenses of defending against such liability or asserted liability, including, without limitation, reasonable attorney's fees, arising from any act by the Company or any of the Company's employees or representatives; provided, however, that the Company will have the right to defend against such liability by representative(s) of its own choosing, which representative(s) shall be approved by the Holders of a majority in aggregate principal amount of the Debentures and the Holders of a majority of the Shares (which approval shall not be unreasonably withheld or delayed), and provided, further, that the Company will not settle or compromise any claim or lawsuit without prior written notice to the Purchasers of the terms and provisions thereof. In the event that the Company shall fail to undertake the defense within ten (10) days of any notice of such claim, the Purchasers shall have the right to undertake the defense, compromise or settlement of such claim upon written notice to the Company by holders of a majority in principal amount of the Debentures and the holders of a majority of the Shares and the Company will be responsible for and shall pay all costs and expenses of defending such liability or asserted liability and any amounts paid in settlement.

         (b) Each Purchaser (i) severally represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby severally agrees to indemnify and to hold the Company harmless from any liability for any commission or compensation in the nature of an agent's or finder's fee to any broker or other person or firm (and the costs, including reasonable legal fees, and expenses of defending against such liability or asserted liability) for which such Purchaser, or any of its employees or representatives, are responsible.

         17.9. Expenses. The Company shall bear its own expenses and legal fees incurred on its behalf with respect to the negotiation, execution and consummation of the transactions contemplated by this Agreement, and the Company will reimburse the Purchasers for all of the reasonable expenses incurred by the Purchasers and their affiliates with respect to the negotiation, execution and consummation of the transactions contemplated by this Agreement and the transactions contemplated hereby and due diligence conducted in connection therewith, including the fees and disbursements of counsel and auditors for the Purchasers; provided, however, that the amount of such reimbursement shall not exceed $100,000. Such reimbursement shall be paid on the Closing Date.

         17.10. Litigation. The parties each hereby waive trial by jury in any action or proceeding of any kind or nature in any court in which an action may be commenced arising out of this Agreement or by reason of any other cause or dispute whatsoever between them. The parties hereto agree that the State and Federal Courts which sit in the State of New York and the County of New York shall have exclusive jurisdiction to hear and determine any claims or disputes between the Company and such holders, pertaining directly or indirectly to this Agreement or to any matter arising therefrom. The parties each expressly submit and consent in advance to such jurisdiction in any action or proceeding commenced in such courts provided that such consent shall not be deemed to be a waiver of personal service of the summons and complaint, or other process or papers issued therein. The choice of forum set forth in this Section 17.10 shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce same in any appropriate jurisdiction. The parties each waive any objection based upon forum non conveniens and any objection to venue of any action instituted hereunder.

         17.11. Titles and Subtitles. The titles of the articles, sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         17.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         If the Purchaser is in agreement with the foregoing the Purchaser shall sign where indicated below and thereupon this letter shall become a binding agreement between such Purchaser and the Company.

                                    Very truly yours,

                                    HALSEY DRUG CO., INC.

                                    By: /s/ Michael Reicher
                                        -----------------------------
                                    Michael Reicher
                                    Chief Executive Officer

AGREED:

GALEN PARTNERS III, L.P.

By: Claudius, L.L.C., General Partner

By: /s/ Bruce F. Wesson
    -----------------------------
    Name:         Bruce F. Wesson
    Title:        Managing Member

GALEN PARTNERS INTERNATIONAL III, L.P.

By: Claudius, L.L.C., General Partner


By: /s/ Bruce F. Wesson
    -----------------------------
    Name:         Bruce F. Wesson
    Title:        Managing Member

GALEN EMPLOYEE FUND III, L.P.

By: Wesson Enterprises, Inc.

By: /s/ Bruce F. Wesson
    -----------------------------
    Name:         Bruce F. Wesson
    Title:        Managing Member

[ADDITIONAL PURCHASERS]

                                    EXHIBIT A

                                             Principal Amount of  $1.50            $2.375
Name and Address of Purchaser                Debenture Purchased Warrants          Warrants        Purchase Price
-----------------------------                ------------------- --------          --------        --------------
Galen Partners III, L.P.                     $15,423,195         1,557,789         1,557,789       $15,423,195
610 Fifth Avenue, 5th Floor
New York, New York 10020

Galen Partners International III, L.P.       $ 1,709,167           172,643           172,643       $ 1,709,167
611 Fifth Avenue, 5th Floor
New York, New York 10020

Galen Employee Fund III, L.P.                $    67,638             6,832             6,832       $    67,638
610 Fifth Avenue, 5th Floor
New York, New York 10020

Michael Reicher                              $   300,000            30,303            30,303       $   300,000
c/o Halsey Drug Co., Inc.
1827 Pacific Street
Brooklyn, New York 11233

Peter Clemens                                $   100,000            10,101            10,101       $   100,000
c/o Halsey Drug Co., Inc.
1827 Pacific Street
Brooklyn, New York 11233

Stefanie Heitmeyer                           $    20,000             2,020             2,020       $    20,000
c/o Halsey Drug Co., Inc.
1827 Pacific Street
Brooklyn, New York 11233

Dan Hill                                     $    10,000             1,010             1,010       $    10,000
c/o Halsey Drug Co., Inc.
1827 Pacific Street
Brooklyn, New York 11233

Alan Smith                                   $    10,000             1,010             1,010       $    10,000
c/o Halsey Drug Co., Inc.
1827 Pacific Street
Brooklyn, New York 11233

Dennis Adams                                 $ 1,170,000           118,182           118,182       $ 1,170,000
120 Kynlyn Road
Radnor, Pennsylvania 19087

Patrick Coyne                                $    50,000             5,051             5,051       $    50,000
477 Margo Lane
Berwyn, Pennsylvania 19312

Michael Weisbrot and Susan Weisbrot          $   300,000            30,303            30,303       $   300,000
1136 Rock Creek Road
Gladwyne, Pennsylvania 19035

Greg Wood                                    $   100,000            10,101            10,101       $   100,000
1263 East Calaveras Street
Altadena, California 91001

                                             Principal Amount of  $1.50            $2.375
Name and Address of Purchaser                Debenture Purchased Warrants          Warrants        Purchase Price
-----------------------------                ------------------- --------          --------        --------------
Hement K. Shah and Varsha H. Shah            $   950,000            95,960            95,960       $   950,000
29 Christy Drive
Warren, New Jersey 07059

Varsha H. Shah as Custodian for              $    20,000             2,020             2,020       $    20,000
Suneet H. Shah
29 Christy Drive
Warren, New Jersey 07059

Varsha H. Shah as Custodian for              $    20,000             2,020             2,020       $    20,000
Sachin H. Shah
29 Christy Drive
Warren, New Jersey 07059

Bernard Selz                                 $   400,000            40,404            40,404       $   400,000
121 East 73rd Street
New York, New York 10021

Ilene Rainisch                               $    25,000             2,525             2,525       $    25,000
315 Devon Place
Morganville, New Jersey 07751

Michael Rainisch                             $    25,000             2,525             2,525       $    25,000
48 Radford Street
Staten Island, New York 10314

Ken Gimbel                                   $   100,000            10,101            10,101       $   100,000
876 Kimball Road
Highland Park, Illinois 60035

\                                    Page 52A

              COUNTERPART SIGNATURE PAGE TO DEBENTURE AND WARRANT
                               PURCHASE AGREEMENT

   Additional Purchasers                         Mailing Address
   ---------------------                         ---------------


/s/ Bernard Seiz                             c/o Furman Selz
--------------------------                   230 Park Avenue
Bernard Seiz                                 New York, New York 10069



Pershing - Division of DLJ
for Benefit of Kenneth Gimbel
IRA Account



By: /s/ Kenneth Gimbel                       Pershing - Division of DLJ
   -----------------------                   14 Floor
     Name: Kenneth Gimbel                    One Pershing Plaza
     Title:                                  Jersey City, New Jersey 07399

      /s/ Hemant K. Shah
--------------------------------
        Hemant K. Shah


    /s/ Varsha H. Shah
--------------------------------
    Varsha H. Shah, as
    Custodian for Sachin Shah


    /s/ Varsha H. Shah
--------------------------------        c/o HKS & Company, Inc.
    Varsha H. Shah, as                  29 Christy Drive
    Custodian for Sumeet H. Shah        Warren, New Jersey 07059

      /s/ Ilene Rainisch
--------------------------------
        Ilene Rainisch


     /s/ Michael Rainisch
--------------------------------        c/o Al Rainisch
       Michael Rainisch                 Weiss, Peck & Greer
                                        One New York Plaza
                                        New York, New York 10004


       /s/ Dennis Adams
--------------------------------        c/o Delaware Investment Advisors
         Dennis Adams                   One Commerce Square
                                        Philadelphia, Pennsylvania 19103

      /s/ Patrick Coyne
--------------------------------        c/o Dennis Adams
         Patrick Coyne                  Delaware Investment Advisors
                                        One Commerce Square
                                        Philadelphia, Pennsylvania 19103

      /s/ Michael Weisbrot
--------------------------------        c/o Dennis Adams
        Michael Weisbrot                Delaware Investment Advisors
                                        One Commerce Square
                                        Philadelphia, Pennsylvania 19103

       /s/ Susan Weisbrot
--------------------------------        c/o Dennis Adams
         Susan Weisbrot                 Delaware Investment Advisors
                                        One Commerce Square
                                        Philadelphia, Pennsylvania 19103

       /s/ Greg Wood
--------------------------------        c/o DR International
          Greg Wood                     7474 North Figueron Street
                                        Los Angeles, California 90041

-----------------------------------
          Ilene Rainisch



-----------------------------------             c/o Al Rainisch
          Michael Rainisch                      Weiss, Peck & Greer
                                                One New York Plaza
                                                New York, New York 10004

-----------------------------------             c/o Delaware Investment Advisors
          Dennis Adams                          One Commerce Square
                                                Philadelphia, Pennsylvania 19103


-----------------------------------             c/o Dennis Adams
          Patrick Coyne                         Delaware Investment Advisors
                                                One Commerce Square
                                                Philadelphia, Pennsylvania 19103

-----------------------------------             c/o Dennis Adams
          Sarah Cerato                          Delaware Investment Advisors
                                                One Commerce Square
                                                Philadelphia, Pennsylvania 19103

-----------------------------------             c/o Dennis Adams
          Michael Weisbrot                      Delaware Investment Advisors
                                                One Commerce Square
                                                Philadelphia, Pennsylvania 19103

-----------------------------------             c/o Dennis Adams
          Susan Weisbrot                        Delaware Investment Advisors
                                                One Commerce Square
                                                Philadelphia, Pennsylvania 19103

-----------------------------------             c/o DR International
          Greg Wood                             7474 North Figueron Street
                                                Los Angeles, California 90041

       /s/ Alan Jerrard Smith
-----------------------------------             21 Bedlow Avenue
          Alan Jerrard Smith                    Newport, RI 02840

-----------------------------------
          Ilene Rainisch



-----------------------------------             c/o Al Rainisch
          Michael Rainisch                      Weiss, Peck & Greer
                                                One New York Plaza
                                                New York, New York 10004

-----------------------------------             c/o Delaware Investment Advisors
          Dennis Adams                          One Commerce Square
                                                Philadelphia, Pennsylvania 19103


-----------------------------------             c/o Dennis Adams
          Patrick Coyne                         Delaware Investment Advisors
                                                One Commerce Square
                                                Philadelphia, Pennsylvania 19103

-----------------------------------             c/o Dennis Adams
          Sarah Cerato                          Delaware Investment Advisors
                                                One Commerce Square
                                                Philadelphia, Pennsylvania 19103

-----------------------------------             c/o Dennis Adams
          Michael Weisbrot                      Delaware Investment Advisors
                                                One Commerce Square
                                                Philadelphia, Pennsylvania 19103

-----------------------------------             c/o Dennis Adams
          Susan Weisbrot                        Delaware Investment Advisors
                                                One Commerce Square
                                                Philadelphia, Pennsylvania 19103

-----------------------------------             c/o DR International
          Greg Wood                             7474 North Figueron Street
                                                Los Angeles, California 90041


      /s/ Michael R. Reicher
-----------------------------------             c/o Halsey Daug Co., Inc.
          Michael R. Reicher                    1827 Pacific Shore
                                                Brooklyn, NY 11233

                                    Page 52A

              COUNTERPART SIGNATURE PAGE TO DEBENTURE AND WARRANT
                               PURCHASE AGREEMENT

   Additional Purchasers                         Mailing Address
   ---------------------                         ---------------


                                             c/o Furman Selz
--------------------------                   230 Park Avenue
      Bernard Selz                           New York, New York 10069



--------------------------                   2 East 70th Street
  Katherine M. Bristor                       New York, New York 10021



Pershing - Division of DLJ
for Benefit of Kenneth Gimbel
IRA Account



By:                                          Pershing - Division of DLJ
   -----------------------                   14 Floor
     Name:                                   One Pershing Plaza
     Title:                                  Jersey City, New Jersey 07399
                                             Attn: Sean Hester



--------------------------                   c/o Bea Associates
     John B. Hurford                         One Citicorp Center
                                             153 East 53rd Street
                                             New York, New York 10022


Harbour Investments Limited


By:
   -----------------------                   c/o Strong Capital Management
     Name:                                   100 Heritage Reserve
     Title:                                  Menomonee Falls, Wisconsin 53051


  /s/ Daniel W. Hill
--------------------------                   6725 Lynch Ave
     Daniel W. Hill                          Riverbank, CA 95367

--------------------------
    Ilene Rainisch



--------------------------                   c/o Al Rainisch
    Michael Rainisch                         Weiss, Peck & Greer
                                             One New York Plaza
                                             New York, New York 10004



--------------------------                   c/o Delaware Investment Advisors
    Dennis Adams                             One Commerce Square
                                             Philadelphia, Pennsylvania 19103



--------------------------                   c/o Dennis Adams
    Patrick Coyne                            Delaware Investment Advisors
                                             One Commerce Square
                                             Philadelphia, Pennsylvania 19103



--------------------------                   c/o Dennis Adams
    Sarah Cerato                             Delaware Investment Advisors
                                             One Commerce Square
                                             Philadelphia, Pennsylvania 19103


--------------------------                   c/o Dennis Adams
    Michael Weisbrot                         Delaware Investment Advisors
                                             One Commerce Square
                                             Philadelphia, Pennsylvania 19103


--------------------------                   c/o Dennis Adams
    Susan Weisbrot                           Delaware Investment Advisors
                                             One Commerce Square
                                             Philadelphia, Pennsylvania 19103


--------------------------                   c/o DR International
    Greg Wood                                7474 North Figueron Street
                                             Los Angeles, California 90041


/s/ Peter A. Clemens
--------------------------                   c/o Halsey Drug Co., Inc.
    Peter A. Clemens                         1827 Pacific Street
                                             Brooklyn, NY  01233

                                    Page 52A

              COUNTERPART SIGNATURE PAGE TO DEBENTURE AND WARRANT
                               PURCHASE AGREEMENT

Additional Purchasers                        Mailing Address


------------------------------------         c/o Furman Selz
      Bernard Selz                           230 Park Avenue
                                             New York, New York 10069


------------------------------------         2 East 70th Street
      Katherine M. Bristor                   New York, New York 10021



Pershing - Division of DLJ
for Benefit of Kenneth Gimbel
IRA Account


By:                                          Pershing - Division of DLJ
   ---------------------------------         14 Floor
      Name:                                  One Pershing Plaza
      Title:                                 Jersey City, New Jersey 07399
                                             Attn: Sean Hester



------------------------------------         c/o Bea Associates
      John B. Hurford                        One Citicorp Center
                                             153 East 53rd Street
                                             New York, New York 10022



Harbour Investments Limited




By:                                          c/o Strong Capital Management
   ---------------------------------         100 Heritage Reserve
      Name:                                  Menomonee Falls, Wisconsin 53051
      Title:



By: /s/ Stephanie K. Heitmeyer               17759 St. Rt. 66
   ---------------------------------         Ft. Jennings, OH 45844
        Stephanie K. Heitmeyer
